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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNICELL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OMNICELL, INC.
590 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2020

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation ("Omnicell," the "Company," "our," "us," or "we"). The meeting will be held on Tuesday, May 26, 2020 at 1:30 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043*, for the following purposes:

  1.
  To elect three (3) Class I directors to hold office until the 2023 Annual Meeting of Stockholders.

  2.
  To hold an advisory vote to approve named executive officer compensation.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 30, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, May 26, 2020 at 1:30 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

The proxy statement and annual report to stockholders are available at
http://ir.omnicell.com/financials-filings/annual-reports-and-proxies

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

Mountain View, California
April 9, 2020

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

*
While we intend to hold our Annual Meeting in person, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication if we determine it is not possible or advisable to hold an in-person meeting. If we take this step, we will announce the decision to do so in advance of our Annual Meeting, and details on how to participate will be posted on our website and filed with the Securities and Exchange Commission ("SEC") as additional proxy material.

Omnicell, Inc.
590 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        The Company has sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Omnicell, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 30, 2020 will be entitled to vote at the Annual Meeting. On the record date, there were 42,601,447 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 30, 2020 your shares were registered directly in your name with Omnicell's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 30, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

  Directions to the Annual Meeting

        The Annual Meeting will be held at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

        If you need directions to the meeting, please visit https://goo.gl/maps/pbCcc.

While we intend to hold our Annual Meeting in person, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication if we determine it is not possible or advisable to hold an in-person meeting. If we take this step, we will announce the decision to do so in advance of our Annual Meeting, and details on how to participate will be posted on our website and filed with the SEC as additional proxy material.

What am I voting on?

        There are three (3) matters scheduled for a vote:

  •
  The election of three (3) Class I directors to hold office until the 2023 Annual Meeting of Stockholders;

  •
  An advisory vote to approve named executive officer compensation; and

  •
  The ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 25, 2020 to be counted.

  •
  To vote over the Internet, go to http://www.investorvote.com/OMCL and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 25, 2020 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 30, 2020.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

  •
  "For" the election of all three (3) Class I directors;

  •
  "For" an advisory resolution approving named executive officer compensation; and

  •
  "For" the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

        If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Omnicell's Corporate Secretary at 590 E. Middlefield Road, Mountain View, California 94043.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's Annual Meeting?

        Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than December 10, 2020 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, if our 2021 Annual Meeting of Stockholders is not held between April 26, 2021 and June 25, 2021, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

        Pursuant to Omnicell's bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2021 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on February 25, 2021, nor earlier than the close of business on January 26, 2021. We also advise you to review Omnicell's bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2021 Annual Meeting of Stockholders between April 26, 2021 and June 25, 2021. A stockholder's notice to our Corporate Secretary must set forth the information required by Omnicell's bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

How are votes counted?

        Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withheld," and broker non-votes; and, with respect to the other proposals, votes "For" and "Against," abstentions and broker non-votes. Abstentions on Proposal Nos. 2 and 3 will be counted towards the vote and will have the same effect as "Against" votes. Broker non-votes have no effect on the outcome of the vote for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three (3) nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Broker non-votes and "Withheld" votes will have no effect.

  •
  For the approval of the advisory vote to approve named executive officer compensation, Proposal No. 2 must receive a "For" vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020, Proposal No. 3 must receive a "For" vote from the majority of shares present in person or represented by proxy and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or represented by proxy. On the record date, there were 42,601,447 shares outstanding and entitled to vote. Thus, the holders of 21,300,724 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on

Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

        This proxy statement and our Annual Report on Form 10-K are available at http://ir.omnicell.com/financials-filings/annual-reports-and-proxies.

BOARD AND CORPORATE GOVERNANCE MATTERS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        Omnicell's Board presently has nine members and is divided into three classes, each with a three-year term, currently Class I, with a term expiring in 2020, Class II, with a term expiring in 2021 and Class III, with a term expiring in 2022.

        The three directors currently serving in Class I, the class whose term of office expires in 2020, have each been nominated for re-election at the Annual Meeting: Joanne B. Bauer, Robin G. Seim and Sara J. White. Ms. Bauer and Ms. White were previously elected by our stockholders. Mr. Seim was appointed to the Board effective March 18, 2019. If elected at the Annual Meeting, each of these three nominees would serve until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal.

        Although directors are elected by a plurality of votes, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.

        Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. It is the Company's policy to encourage directors and nominees for director to attend the Company's Annual Meeting of Stockholders. Five of the nine then-current directors attended our 2019 Annual Meeting of Stockholders.

        Our Corporate Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct the Company's business. To that end, the Corporate Governance Committee has evaluated the Board's current members in the broader context of the Board's overall composition. The Corporate Governance Committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Corporate Governance Committee views as critical to effective functioning of the Board.

        For information about the nominees and each director whose term is continuing after the Annual Meeting, including information regarding the specific and particular experience, qualifications, attributes or skills of each director nominee and continuing director that led the Corporate Governance Committee to believe that such individuals should serve on the Board, please refer to the section below entitled "Information about our Directors and Nominees."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

INFORMATION ABOUT OUR DIRECTORS AND NOMINEES

        The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director.

					Current	Expiration of Term		Current Committee Membership

	Age	Position(s) within Omnicell	Director Since	Class	Term Expires	for which Nominated	Independent	Audit	Comp.	Corp. Gov.	M&A

Director Nominees

Joanne B. Bauer	64	Director	2014	I	2020	2023	Yes	X	Chair		X

Robin G. Seim	60	Director	2019	I	2020	2023	No				X

Sara J. White	74	Director	2003	I	2020	2023	Yes			Chair

Continuing Directors

Randall A. Lipps	62	President, Chief Executive Officer and Chairman of the Board	1992	II	2021	—	No

Vance B. Moore	59	Director	2012	II	2021	—	Yes		X

Mark W. Parrish	64	Director	2013	II	2021	—	Yes	X	X

James T. Judson	65	Lead Independent Director	2006	III	2022	—	Yes	Chair			X

Bruce E. Scott	64	Director	2019	III	2022	—	Yes			X	X

Bruce D. Smith	72	Director	2014	III	2022	—	Yes			X

Director Nominees

Class I Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting

  Joanne B. Bauer

        Joanne B. Bauer, age 64, has served as a director of Omnicell since January 2014. Since October 2013, Ms. Bauer has served as a Director of Advocate Aurora Health, an integrated, not-for-profit, health care provider serving communities throughout eastern Wisconsin and northern Illinois. From October 2001 until June 2014, Ms. Bauer served as President of Global Health Care at Kimberly-Clark Corporation, a global consumer packaged goods company. Ms. Bauer joined Kimberly-Clark in 1981 and held various marketing and management positions within its adult care and health care businesses. Ms. Bauer received a B.A. degree from Lawrence University and an M.B.A. from the University of Wisconsin, Oshkosh.

        The Corporate Governance Committee believes Ms. Bauer's leadership and management in the healthcare industry, including serving as the president of the healthcare segment of a large multinational corporation and various management and marketing roles provide the Board with valuable insight regarding the healthcare industry.

  Robin G. Seim

        Robin G. Seim, age 60, has served as a director of Omnicell since March 2019. Mr. Seim initially joined Omnicell in January 2006 and served in various financial and operational leadership roles, including Chief Financial Officer from January 2006 to August 2015 and President, Global Automation and Medication Adherence from March 2016 until his retirement in March 2019. Prior to joining Omnicell, Mr. Seim served as Chief Financial Officer of several technology companies, including Villa Montage Systems, Inc. from 1999 to 2001, Candera, Inc. from 2001 to 2004 and Mirra, Inc., in 2005. Prior to 1999, Mr. Seim held a number of management positions with Nortel Networks, Bay Networks, and IBM. Mr. Seim received a B.S. in accounting from California State University, Sacramento.

        The Corporate Governance Committee believes Mr. Seim brings to the Board a deep understanding of the Company's financial and business operations and the healthcare industry, gained through his 13 years of experience as an executive officer of Omnicell in various financial and operational leadership roles. The Corporate Governance Committee believes that Mr. Seim's extensive knowledge of the Company and its industry, combined with his prior financial expertise and leadership experience, provide the Board with invaluable insights into the Company's financial and business operations, the healthcare industry, as well as financial and operational matters generally.

  Sara J. White

        Sara J. White, age 74, has served as a director of Omnicell since April 2003. Since April 2004, Ms. White has served as a pharmacy leadership coach. From 1992 to March 2004, Ms. White was a clinical professor at the School of Pharmacy at the University of California, San Francisco. From 1995 to March 2004, Ms. White was an adjunct professor at the University of the Pacific, School of Pharmacy. From 1992 to 2003, Ms. White was the Director of Pharmacy at Stanford Hospital and Clinics. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. and Residency in hospital pharmacy management from Ohio State University.

        The Corporate Governance Committee believes Ms. White's leadership and clinical pharmacy expertise proven as the director of pharmacy for more than a decade at one of the top acute-care hospitals in the United States provides valuable scientific and medical knowledge regarding the internal operations and clinical needs of our customers. Further, Ms. White's experience as a clinical professor for two nationally-respected university pharmacy programs offers an important understanding of the future direction of the industry that will help us anticipate the needs and demands of our customers' clinical pharmacy decision-makers.

Continuing Directors

Class II Directors Continuing in Office Until the 2021 Annual Meeting

  Randall A. Lipps

        Randall A. Lipps, age 62, has served as Chairman of the Board and a director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From June 2013 to October 2018, Mr. Lipps was a director of Invuity, Inc., a medical device company. Mr. Lipps serves as a member of the Board of Trustees of the American Nurses Foundation. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

        The Corporate Governance Committee believes Mr. Lipps' extensive knowledge of the Company, including his founding of the Company and his nearly three decades of leading the Company as the President and CEO, provide the Board with invaluable current knowledge of the Company and extensive knowledge of the industry's needs for improvements in healthcare economics and patient safety. In addition, his role in the operations of the Company provides the Board with the practical understanding of the issues and opportunities that face the Company.

  Vance B. Moore

        Vance B. Moore, age 59, has served as a director of Omnicell since May 2012. Since February 2016, Mr. Moore has served as President, Business Integration of Mercy Health, a national healthcare system. From April 2011 to February 2016, Mr. Moore served as Senior Vice President, Operations of Mercy Health. From July 2006 to April 2011, Mr. Moore served as the President and Chief Executive Officer of Resource Optimization & Innovation (ROi), the supply chain operating division of Mercy Health. From August 1998 to March 2007, Mr. Moore served in various capacities at ROi, including Chief Operating Officer. From March 1999 to March 2002, Mr. Moore served as the Vice President,

Sales and Marketing of the Healthcare Services Division of UPS Logistics Group, a global supply chain management services company. Mr. Moore also served as chairman of the board of ROi until its sale in October 2019 and a director of Ascension Ventures, a strategic healthcare venture fund, until his resignation in February 2020, and serves as a governing committee member of the Coordinating Center for the National Evaluation System for health Technology, a voluntary network of data partners focused on medical device performance. Mr. Moore received a B.S. in industrial management from the University of Arkansas.

        The Corporate Governance Committee believes Mr. Moore's extensive supply chain management expertise and his leadership abilities developed during his service in the chief executive role at a large, national healthcare system's supply chain organization allow him to bring important operations and management skills to the Board.

  Mark W. Parrish

        Mark W. Parrish, age 64, has served as a director of Omnicell since January 2013. Mr. Parrish served as Chief Executive Officer of TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry, from 2008 to August 2018, and as Executive Chairman of TridentUSA Health Service from August 2018 to September 2019. In February 2019, TridentUSA Health Services filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Commencing in 1993, Mr. Parrish held management roles of increasing significance with Cardinal Health Inc. and its affiliates, including Chief Executive Officer of Healthcare Supply Chain Services for Cardinal Health from 2006 to 2007. Mr. Parrish also serves as a director of Mylan N.V., a global pharmaceutical company; President of the International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies; and senior adviser to Frazier Healthcare Ventures, a health-care oriented growth equity firm. Mr. Parrish received a B.A. from the University of California, Berkeley.

        The Corporate Governance Committee believes Mr. Parrish's extensive leadership experience in the healthcare industry, including serving as the chairman and chief executive officer of a multi-service provider in the long-term care market and various other management roles, provide the Board with valuable insight regarding the healthcare industry and, specifically, the long-term care market.

Class III Directors Continuing in Office Until the 2022 Annual Meeting

  James T. Judson

        James T. Judson, age 65 has served as a director of Omnicell since April 2006. From March 2006 to December 2016, Mr. Judson served as a financial executive advisor to small and mid-sized companies. Mr. Judson served as interim Chief Financial Officer of Extreme Networks, Inc., a technology company, from March 2011 to July 2012. From April 2005 to March 2006, Mr. Judson was Omnicell's Interim Chief Financial Officer. From February 2005 to April 2005, Mr. Judson was Omnicell's Vice President of Finance. From 1998 until his retirement in January 2002, Mr. Judson served as Vice President of Finance and Planning for the Worldwide Operations group of Sun Microsystems, Inc., a computer systems company. Mr. Judson received a B.S. in industrial management from Purdue University and an M.B.A. from Indiana University.

        The Corporate Governance Committee believes that Mr. Judson's financial and operational expertise in executive level financial positions at a rapidly growing, global, publicly-traded company provides the Board with valuable insights into the financial operations of the Company and financial matters generally. The Corporate Governance Committee believes that Mr. Judson's knowledge of the Company and its accounting practices as Omnicell's former Interim Chief Financial Officer is especially valuable as Chairman of the Audit Committee.

  Bruce E. Scott

        Bruce E. Scott, age 64, has served as a director of Omnicell since May 2019. From April 2014 to November 2018, Mr. Scott served as President of the EnvisionPharmacies division of EnvisonRxOptions, a health care and pharmacy benefit management company and a subsidiary of the Rite Aid Corporation. From September 2008 to April 2012, Mr. Scott held various executive roles at Medco Health Solutions, Inc., a pharmacy benefit management company, including President of Accredo Infusion Services, President of Critical Care Systems and Senior Vice President and Chief Pharmacist. From 2004 to July 2008, Mr. Scott was Chief Operating Officer of McKesson Medication Management LLC, a provider of pharmacy management services. Previously, he held several senior leadership roles at Allina Hospitals and Clinics, including as the Director of Pharmacy of United Hospital from 1987 to 1998. Mr. Scott serves as Chair of the University of Wisconsin, School of Pharmacy Board of Visitors, an advisory board for the School of Pharmacy. Mr. Scott received a B.S. in pharmacy from the University of Wisconsin and an M.S. in pharmacy administration from the University of Kansas where he also completed a pharmacy residency program.

        The Corporate Governance Committee believes Mr. Scott's leadership and management in the health care industry, and his extensive background and experience with pharmacy benefit management and health care payers in particular, will provide the Board with valuable insight regarding the healthcare industry in general, as well as the internal operations and needs of our pharmacy customers.

  Bruce D. Smith

        Bruce D. Smith, age 72, has served as a director of Omnicell since May 2014. From 1995 to July 2017, Mr. Smith served as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation, an integrated health care system. Mr. Smith received a Bachelor of Business degree from Western Illinois University and an M.B.A. from Loyola University Chicago.

        The Corporate Governance Committee believes Mr. Smith's experience as the chief information officer of a large health care system positions him to contribute effectively to the information technology understanding of the Board.

BOARD LEADERSHIP STRUCTURE

        The Board is currently chaired by the President and Chief Executive Officer ("CEO") of the Company, Mr. Lipps. The Board has also appointed Mr. Judson as lead independent director.

        The Company believes that combining the positions of CEO and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company's view, separating the positions of CEO and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of CEO and Board Chair provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined CEO/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with, and knowledge of, the Company (as is the case with the Company's CEO) as compared to a relatively less informed independent Board Chair.

        The Board appointed Mr. Judson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined CEO/Board Chair. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, including leadership in anticipating and responding to crisis, discuss and collaborate with the Board Chair to set appropriate meeting agendas and meeting schedules, recommend to the Board Chair the retention of outside advisors and consultants who report directly to the Board, preside over Board meetings in the absence of the Board Chair and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors, consult with and coordinate with the committee chairs regarding meeting agendas and informational requirements, act as liaison between the Board Chair and the independent directors, provide advice and consultation to the Board Chair and other senior executives of the Company, monitor information delivered by the management team to the Board and provide input on such information, and, as appropriate upon request, act as a liaison to stockholders, customers and other key constituents of the Company. In addition, it is the responsibility of the lead independent director to coordinate the Board appointment of an Interim CEO and/or Board Chair during extended periods of the Board Chair's absence. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under The Nasdaq Stock Market, LLC ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company's directors and director nominees are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Lipps, the President and CEO of the Company, and Mr. Seim, the Company's former President, Global Automation and Medication Adherence. In making this determination, the Board found that none of the seven independent directors, nominees or appointees for director had a material or other disqualifying relationship with the Company. Mr. Lipps, the Company's President and CEO, is not an independent director by virtue of his employment with the Company. Mr. Seim, who retired from his role as the Company's President, Global Automation and Medication Adherence in March 2019, is not an independent director by virtue of his recent former employment with the Company.

        The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, the Company entered into a group purchasing organization (GPO) agreement with ROi, whereby the Company agreed to provide products and services to ROi's members, including hospitals within Mercy. Effective July 1, 2019, we entered into a separate corporate master agreement with Mercy (which remains a member of the ROi GPO), whereby we agreed to provide products and services to Mercy under separate terms and conditions. The Company recorded revenue from Mercy of approximately $4.3 million, $1.6 million and $1.1 million for the years ended December 31, 2017, 2018 and 2019, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreements with ROi and

Mercy and believes that the agreements are in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board's standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our audit function. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        Typically, the Corporate Governance Committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the Company has addressed in such quarter. The Corporate Governance Committee reports to the entire Board on the risk management activities of the Company at least annually and the applicable Board committees meet at least annually with the employees responsible for risk management in such committees' respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

        Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the required ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such greater ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met four (4) times during 2019. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, as held during the period for which he or she was a director or committee member, respectively.

        Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Independent Director, Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Mergers & Acquisitions Committee. The following table provides membership and meeting information for 2019 for each of the Board committees:

Name	Audit(1)		Compensation(1)		Corporate Governance(1)		M&A(1)(2)
Joanne B. Bauer	X		X	*			X
James T. Judson	X	*					X
Vance B. Moore			X
Mark W. Parrish	X		X
Bruce E. Scott(1)					X		X
Robin G. Seim(2)							X
Bruce D. Smith					X
Sara J. White					X	*
Total meetings in fiscal year 2019	17		11		4		0

*
Denotes Committee Chairperson

(1)
Effective upon the Company's 2019 Annual Meeting of Stockholders in May 2019, Gary S. Petersmeyer's term as a director, including his positions as a member of the Audit Committee and Mergers & Acquisitions Committee and Chair of the Compensation Committee, expired and Mr. Scott was elected to the Board. The table above reflects the following changes to the Company's committee membership that were effective following the 2019 Annual Meeting of Stockholders in connection with the conclusion of Mr. Petersmeyer's term and the election of Mr. Scott: (1) Mr. Parrish became a member of the Audit Committee, (2) Ms. Bauer became the Chair of the Compensation Committee, Mr. Parrish became a member of the Compensation Committee and Ms. White departed the Compensation Committee, (3) Mr. Scott became a member of the Corporate Governance Committee, and Mr. Parrish departed the Corporate Governance Committee, and (4) Mr. Scott became a member of the Mergers & Acquisitions Committee.

(2)
Mr. Seim joined the Board in March 2019 and joined the Mergers & Acquisitions Committee at that time.

        Below is a description of each committee of the Board. The Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board is currently composed of three directors: Mr. Judson (Chair), Ms. Bauer and Mr. Parrish. Following the Annual Meeting, the Audit Committee will continue to be as currently composed. The Audit Committee met seventeen (17) times during fiscal 2019. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K. The Audit Committee has adopted a written Audit Committee Charter that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of Nasdaq listing standards). The Board has also determined that Mr. Judson, the Audit Committee Chairperson, qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Judson's level of knowledge and experience based on a number of factors, including his formal education and professional experience.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2019.

        Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

        Deloitte & Touche LLP, our independent registered public accounting firm for 2019, is responsible for expressing opinions on the conformity of our audited financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to applicable auditing standards, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm regarding the independent registered public accounting firm's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with the independent registered public accounting firm its independence.

        Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE
James T. Judson, Chair Joanne B. Bauer Mark W. Parrish

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Overview

        The Compensation Committee currently is composed of three directors: Ms. Bauer (Chair), Mr. Moore and Mr. Parrish. Following the Annual Meeting, the Compensation Committee will continue to be as currently composed. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met eleven (11) times during fiscal 2019. The Compensation Committee Charter can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving the overall compensation philosophy for the Company's executive officers and directors;

  •
  overseeing the adoption and administration of, and establishing guidelines relating to, the Company's stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs, including approving and granting options, restricted stock, restricted stock units or other equity awards under such plans to the Company's executive officers, employees and consultants; and

  •
  preparing the Company's Compensation Discussion and Analysis, included in this proxy statement.

Compensation Committee Processes and Procedures

        The Compensation Committee generally meets at least monthly, and with greater frequency if necessary. The agenda for each meeting is usually outlined by the Chair of the Compensation Committee and then more fully developed by the Company's CEO, Chief Financial Officer, Chief Human Resources Officer and Chief Legal & Administrative Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or final determinations of the Compensation Committee regarding his own compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past fiscal year, as in late 2018, the Compensation Committee engaged Radford, which is part of the Rewards Solutions practice at Aon plc, as compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee requested that Radford assist in continuing to refine the Company's executive compensation program. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, the compensation consultants also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding executive compensation levels and types of compensation elements that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Compensation Committee approved the modified recommendations.

        The accepted recommendations of Radford and the specific determinations of the Compensation Committee with respect to executive compensation for 2019 are discussed in the Compensation Discussion and Analysis section of this proxy statement, and the Compensation Committee's determinations with respect to director compensation are discussed in the section of this proxy statement entitled "Director Compensation".

        The Company paid Radford $61,852 for consulting services provided to the Compensation Committee with respect to 2019 executive and director compensation. In addition, in 2019 (i) management retained Aon plc or its affiliates for consulting services with respect to health and retirement benefits at an aggregate cost of approximately $540,819 and (ii) the Company participated in various Radford surveys regarding non-executive employee compensation at an annual cost of $3,100 (which survey data was used for certain analyses presented to the Compensation Committee). Although the Compensation Committee was aware of the nature of these other services provided by Aon plc or its affiliates and the Radford survey data, the Compensation Committee did not review and approve such services, as they were reviewed and approved by management in the ordinary course of business. Based on a consideration of various factors, the Compensation Committee does not believe that its relationship with Radford and the work of Radford and its affiliates on behalf of the Compensation Committee and management have raised any conflict of interest. The Compensation Committee reviews these factors and receives written confirmation from Radford stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2019, prior to the 2019 Annual Meeting of Stockholders in May 2019, Mr. Petersmeyer (Chair), Mr. Moore and Ms. White served as members of the Compensation Committee and, following the 2019 Annual Meeting of Stockholders, Ms. Bauer (Chair), Mr. Moore and Mr. Parrish served as members of the Compensation Committee. None of these individuals are or have been officers of Omnicell. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and recommending appropriate director nominee slates to recommend for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Board and the Company.

        The Corporate Governance Committee currently consists of three directors: Ms. White (Chair), Mr. Scott and Mr. Smith. Following the Annual Meeting, the Corporate Governance Committee will continue to be as currently composed. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Corporate Governance Committee met four (4) times during fiscal 2019. Our Corporate

Governance Committee Charter can be found in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

        The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest levels of personal integrity and ethics. The Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

        In conducting this assessment, the Corporate Governance Committee considers diversity, age, skills, industry and professional background and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance Committee (and the other members of the Board, as needed) then use their network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        Our Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes "withheld" and/or "against" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release. Any director who submits his or her offer to resign from the Board pursuant to this policy shall not participate in deliberations regarding whether to accept the offer of resignation. If a majority of the members of the Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a special committee of the Board among themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Corporate Governance Committee.

        In addition, the Company's Corporate Governance Guidelines require that each non-employee director submit to the Board a letter of resignation upon completion of three (3) three-year terms as a member of the Board, and completion of each three-year term thereafter. The Board is free to accept or reject such letter of resignation. Because she will have completed five (5) three-year terms as of the

Annual Meeting, Ms. White tendered a letter of resignation to the Board in February 2020, to be effective as of the date of the Annual Meeting, but indicated her willingness to continue to serve on the Board. After consultation, the Board rejected the resignation of Ms. White and requested that she stand for re-election to the Board at the Annual Meeting.

        At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Lead Independent Director of Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. These communications will be reviewed by the Lead Independent Director, who will determine whether they should be presented to the Board. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent members of the Board. All communications directed to the Audit Committee in accordance with the Company's "Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters" (the "Omnicell Open Door Policy") that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell Open Door Policy is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

CODE OF ETHICS

        Omnicell has adopted the Omnicell Code of Conduct, a code of ethics that applies to all officers, directors and employees of the Company. The Omnicell Code of Conduct is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations." If the Company makes any substantive amendments to its Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, it will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

        The Board has reaffirmed the governance practices followed by the Company by readopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

POLICY AGAINST HEDGING TRANSACTIONS

        Our Policy Against Trading on the Basis of Inside Information prohibits directors, executive officers and other employees from engaging in any "short sale" of Omnicell's securities or purchasing option puts, calls or similar derivative securities of or related to Omnicell or companies engaged in business with Omnicell. In addition, our policy prohibits directors, executive officers, direct reports of our CEO or other executives officers, and other employees identified as having access to certain nonpublic information about the Company, from engaging in any separate transaction that directly or indirectly alters or offsets a transaction authorized under a pre-approved trading plan adopted under Rule 10b5-1 of the Exchange Act (such as a hedging transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our executive officers and directors are only permitted to enter into a material transaction or agreement with the Company with the prior consent of the Corporate Governance Committee of the Board. In approving or rejecting the proposed transaction or agreement, the Corporate Governance Committee considers the relevant facts and circumstances available, including, but not limited to the risks, the costs and the benefits to Omnicell, the terms of the transaction or agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Corporate Governance Committee approves only those transactions or agreements that, in light of known circumstances, are in, or are not inconsistent with, Omnicell's best interests, as the Corporate Governance Committee determines in the good faith exercise of its discretion. The Corporate Governance Committee has adopted a written Related-Person Transaction Policy that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Omnicell, and otherwise to the fullest extent permitted under Delaware law and our bylaws. Other than with respect to the entry into indemnity agreements and compensation related arrangements, there have been no transactions since January 1, 2019, and there are no currently proposed transactions, in which Omnicell was or is a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest.

        The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, we entered into a group purchasing organization (GPO) agreement with ROi, whereby we agreed to provide products and services to ROi's members, including hospitals within Mercy. Effective July 1, 2019, we entered into a separate corporate master agreement with Mercy (which remains a member of the ROi GPO), whereby we agreed to provide products and services to Mercy under separate terms and conditions. We recorded revenue from Mercy of approximately $4.3 million, $1.6 million and $1.1 million for the years ended December 31, 2017, 2018 and 2019, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreements with ROi and Mercy and believes that the agreements are in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

DIRECTOR COMPENSATION

        We believe it is essential for our long-term success to attract highly talented candidates for our Board. Commensurate with this philosophy, the Board compensates its non-employee directors primarily with long-term equity-based compensation and also provides each with a cash fee on a quarterly basis. In late 2018, the Compensation Committee engaged Radford to assist in reviewing the compensation of our non-employee directors, including providing the Board with an updated report and benchmarking analysis of our non-employee director compensation relative to our peer companies. As part of its engagement, Radford provided the Compensation Committee with a report summarizing the benchmarking analysis (the "Radford Director Compensation Report").

        After review and discussion of the Radford Director Compensation Report, and upon recommendation by the Compensation Committee, the Board determined that the then current annual cash compensation for directors was higher than the targeted 75th percentile, and that the then current annual equity compensation for directors was lower than the targeted 75th percentile. The Board, upon recommendation by the Compensation Committee, approved no change to the then current annual cash compensation for directors, and an increase to the annual equity compensation for directors, in order to bring total annual equity and cash compensation for Board and committee service in line with the targeted 75th percentile.

        After review and discussion on May 8, 2019, the Board approved, based on the recommendation of the Compensation Committee, the director compensation plan described below effective in connection with the 2019 Annual Meeting of Stockholders.

  •
  Each non-employee director is entitled to receive cash compensation in the amount of $22,500 per quarter at the time of and upon physical attendance, or attendance via electronic means, at each quarterly Board meeting and is eligible for reimbursement for expenses incurred in attending Board and committee meetings.

  •
  Each new non-employee director is entitled to receive a grant of non-qualified stock options valued at $160,000 as of the grant date, which will vest as to 1/3rd of the shares on each anniversary of the grant date.

  •
  Each non-employee director continuing his or her service on the Board following the annual meeting of stockholders is entitled to receive a restricted stock grant valued at $160,000 as of the grant date, which will vest in full on the date of the following annual meeting, so long as the recipient remains a director until such date.

  •
  Committee members and chairpersons, as well as the Lead Independent Director, are eligible for additional compensation for their service as follows:

Position	Annual Cash Fees(1) ($)	Meeting Fees ($)		Value of Annual Restricted Stock Grant(2) ($)	Total Value of Annual Compensation ($)
Audit Committee Chairperson	20,000	—		20,000	40,000
Audit Committee Member (non-Chair)	10,000	—		10,000	20,000
Compensation Committee Chairperson	20,000	—		20,000	40,000
Compensation Committee Member (non-Chair)	10,000	—		10,000	20,000
Corporate Governance Committee Chairperson	11,000	—		11,000	22,000
Corporate Governance Committee Member (non-Chair)	7,500	—		7,500	15,000
Mergers & Acquisitions Committee Member	—	1,250	(3)	—	—
Lead Independent Director	17,500	—		17,500	35,000

(1)
Annual cash fees are paid in four (4) equal installments at each quarterly Board meeting.

(2)
Represents grant date fair value of restricted stock granted to each non-employee director serving in such capacity (as a chairperson, committee member or Lead Independent Director, as applicable) at the time of the annual meeting of stockholders. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve in such capacity.

(3)
Represents the per-meeting cash compensation fee received by each member of the Mergers & Acquisitions Committee for each meeting duly convened and held that such member attends. Such compensation is paid quarterly in arrears at each quarterly Board meeting.

•
If a new non-employee director does not begin his or her initial term coincident with the occurrence of the annual meeting of stockholders, such director is entitled to receive his or her applicable restricted stock grants described above on an annualized pro-rata basis covering the time of his or her service up to the next annual meeting.

        The table below summarizes, for fiscal 2019, certain information with respect to the compensation of all non-employee directors of Omnicell. Mr. Lipps, our Chairman, President and CEO, did not receive compensation for serving on the Board.

 DIRECTOR COMPENSATION FOR FISCAL 2019

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	All Other Compensation ($)	Total ($)
Joanne B. Bauer	110,000	189,972	—	—	299,972
James T. Judson	127,500	197,427	—	—	324,927
Vance B. Moore	100,000	169,984	—	—	269,984
Mark W. Parrish	103,750	179,978	—	—	283,728
Gary S. Petersmeyer(5)	60,000	—	—	—	60,000
Bruce E. Scott(5)	53,650	167,444	159,726	—	380,820
Robin G. Seim(6)	57,822	179,042	159,726	—	396,590
Bruce D. Smith	97,500	167,444	—	—	264,944
Sara J. White	106,000	170,967	—	—	276,967

(1)
Cash amounts included in the table above represent cash fees paid to each non-employee director during 2019 for his or her Board or committee service. Cash fees are paid on a quarterly basis at each quarterly Board meeting.

(2)
The dollar amounts in this column represent the grant date fair value of stock awards and stock options calculated in accordance with ASC Topic 718 and the assumptions outlined in Note 13 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019.

(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2019, all of which were granted in 2019, for each of the directors listed in the table above was as follows: Ms. Bauer, 2,319; Mr. Judson, 2,410; Mr. Moore, 2,075; Mr. Parrish, 2,197; Mr. Petersmeyer, 0; Mr. Scott, 2,044; Mr. Seim, 1,953; Mr. Smith, 2,044; and Ms. White, 2,087.

(4)
No options were granted to the individuals in the table in 2019, other than options to purchase 6,381 shares of common stock granted to Mr. Scott and options to purchase 6,381 shares of common stock granted to Mr. Seim, in each case, in connection with his joining the Board as a new director. The aggregate number of shares subject to outstanding stock options held by each of the directors listed in the table above as of December 31, 2019 was as follows: Ms. Bauer, 19,329; Mr. Judson, 0; Mr. Moore, 25,951; Mr. Parrish, 25,278; Mr. Petersmeyer, 0; Mr. Scott, 6,381; Mr. Seim, 6,381; Mr. Smith, 17,862; and Ms. White, 0.

(5)
Effective upon the Company's 2019 Annual Meeting of Stockholders held on May 14, 2019 (i) Mr. Petersmeyer's service as a member of the Board ended, and (ii) Mr. Scott was elected to the Board.

(6)
Mr. Seim joined the Board effective March 18, 2019.

EXECUTIVE OFFICERS

        The information required by Item 7 of Schedule 14A may be found under the heading "Information About Our Executive Officers" in Part I, Item 1 of the Company's Annual Report on Form 10-K. Such information is incorporated herein by reference.

EXECUTIVE COMPENSATION

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At each of our 2011 and 2017 Annual Meetings of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay vote," every year. Our Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our President and CEO, our Chief Financial Officer and our three other most highly compensated executive officers (the "Named Executive Officers" or "NEOs") as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

        For details on our executive compensation program, including our compensation philosophy and objectives and the fiscal 2019 compensation of our NEOs, we urge you to read the Compensation Discussion and Analysis, as well as the compensation tables and the related narrative disclosure contained on pages 28 to 56 of this proxy statement.

        As discussed in those disclosures, we believe that our compensation policies and decisions are appropriately designed to align the interests of our executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.

        Applying these philosophies, the Compensation Committee of our Board has set specific compensation goals designed to help the Company achieve our short- and long-term business and performance goals. The Compensation Committee believes that our executive officers should have the potential to earn total cash compensation at approximately the 75th percentile of our peer group's total cash compensation if our executive officers accomplish specific performance goals that the Compensation Committee sets to help the Company achieve its performance goals. The Compensation Committee has used an objective of base salary compensation at the 50th percentile of our peer group as guidance in its decision-making.

        Highlights of our fiscal 2019 executive compensation program include:

  •
  Emphasis on at risk or variable pay:  A significant majority of our NEOs' compensation consists of (i) performance-based cash and equity awards which are earned or vest only upon the achievement of certain Company and individual performance metrics, (ii) stock options for which the value received (if any) is dependent on our stock price and (iii) restricted stock units for which the value received varies based on our stock price. Approximately 89% of our CEO's fiscal 2019 target pay was at risk, and approximately 80% of the average fiscal 2019 target pay of our other NEOs was at risk or variable, in each case, based on Company and individual performance.

  •
  Pay-for-performance alignment:  The alignment of our CEO's total compensation with our stock price performance, earnings per share and annual product bookings reflects our emphasis on strong pay-for-performance principles.

  •
  Comparison to our peer group:  Base salaries of our NEOs in fiscal 2019 ranged from the 25th to 50th percentile to above the 75th percentile of our peer group. The total target cash compensation of our NEOs in fiscal 2019, assuming achievement of performance goals, ranged from the 50th to 75th percentile to above the 75th percentile of our peer group. The value of long-term equity incentive compensation awarded to our NEOs in fiscal 2019, calculated using Black-Scholes-Merton valuation methodology for stock option awards, ranged from the 50th percentile to above the 75th percentile of our peer group in fiscal 2019.

        In summary, the elements of our compensation package as well as the amount of compensation paid to our NEOs emphasize strong pay-for-performance principles and provide reasonable compensation to our NEOs.

        For these reasons, the Board is asking stockholders to support the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure."

        While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides information regarding compensation paid to our Named Executive Officers during fiscal 2019. These individuals are:

  •
  Randall A. Lipps, Chairman, President and Chief Executive Officer;

  •
  Peter J. Kuipers, Executive Vice President and Chief Financial Officer;

  •
  Scott P. Seidelmann, Executive Vice President and Chief Commercial Officer;

  •
  Nhat H. Ngo, Executive Vice President, Marketing, Strategy and Business Development; and

  •
  Dan S. Johnston, Executive Vice President and Chief Legal and Administrative Officer.

Executive Summary

        We are a leading provider of medication management automation solutions and adherence tools for healthcare systems and pharmacies. Our product offerings help enable healthcare providers to improve patient safety, increase efficiency, lower costs, tighten regulatory compliance and address population health challenges.

Fiscal 2019 Executive Compensation Highlights

        The Compensation Committee of our Board (the "Committee") took the following key actions with respect to the compensation of our NEOs for fiscal 2019:

  •
  Base Salaries – The annual base salaries of our NEOs were increased in amounts ranging from 2.4% to 6.1% compared to prior year base salaries, tied to performance, role changes, and competitive benchmarking.

  •
  Performance-based cash bonuses – The NEOs' earned annual cash bonuses ranged from 97% to 100% of each NEO's total incentive target, not taking into account overachievement bonus payments. In addition, each of the NEOs earned overachievement bonuses for 2019 equal to 73% of their respective total incentive targets as a result of the Company's publicly reported product bookings for fiscal 2019 exceeding certain overachievement metrics set by the Committee.

  •
  Long-term equity incentive compensation – The NEOs were granted long-term equity incentive awards in the following forms:

  o
  Time-based stock options, which vest over a four-year period, contingent on continued service;

  o
  Time-based restricted stock units ("RSUs"), which vest over a four-year period, contingent on continued service; and

  o
  Performance-based restricted stock units ("PSUs"), which vest over time provided certain performance criteria are achieved. 100% of the shares subject to the PSUs granted in February 2019 became eligible for vesting in March 2020 when the Committee certified the percentile rank of our total stockholder return, with 25% of such shares vesting immediately and the remaining shares vesting over the subsequent three-year period, contingent on continued service.

    The Committee set ratios for fiscal 2019 (based on grant date fair value) of approximately 50% PSUs and 50% stock options for our CEO and 30% PSUs, 30% RSUs and 40% stock options for our other NEOs, the same ratios as those determined by the Committee for fiscal 2018 equity awards.

Our Executive Compensation Philosophy

        Our executive compensation program is designed to provide our executive officers incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives. The Committee has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each executive's compensation. Our executive compensation program is based on four guiding principles, as set forth by the Committee. We have created a compensation program that combines short-term and long-term components, cash and equity and fixed and performance-based contingent payments, in the proportions we believe achieve these four guiding principles:

  •
  Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

  •
  Enable us to attract, motivate and retain the people needed to define and create industry-leading products and services;

  •
  Integrate compensation closely with the achievement of our business and performance objectives; and

  •
  Reward individual performance that contributes to our short-term and long-term success.

        An important element of our compensation philosophy is to provide executives with compensation packages that are competitive with compensation packages for executives in comparable positions at technology companies of similar size and industry to us in order to attract, motivate and retain dynamic and innovative executives to lead our strategic initiatives. As such, the Committee utilizes and relies significantly on a benchmarking analysis when determining the size, components and mix of executive officer compensation elements. For additional information, see the section below entitled "Executive Compensation-Setting Process."

"Pay for Performance" Program Design

        To align our NEOs' interests with those of our stockholders and motivate and reward individual performance that contributes to our short-term and long-term success, a significant majority of our NEOs' target total compensation is at risk or variable based on Company and individual performance (including stock price performance). We consider annual cash bonuses and PSUs to be "at risk" because the value received (if any) is subject to the achievement of both Company and individual performance goals. We also consider stock options to be "at risk" because the value received (if any) is dependent on our stock price. We consider RSUs to be "variable" because the value received varies based on our stock price. The charts below represent the mix of target pay for fiscal 2019 of our CEO and the average of our other NEOs. Target pay, as shown below, consists of each NEO's (i) annualized base salary at the rate effective July 1, 2019, (ii) target annual cash bonus as a percentage of annualized base salary at the rate effective July 1, 2019, excluding potential overachievement bonus payments, and (iii) the grant date fair value of equity awards granted to such NEO during the year (as reported in the Summary Compensation Table). As reflected in the charts below, for fiscal 2019, approximately 89% of our CEO's target pay was at risk, and 80% of the average target pay of our other NEOs was at risk or variable, in each case, based on Company and individual performance. We believe this target pay mix reflects the strong pay-for-performance design of our executive compensation program.

CEO Target Pay Mix	Other NEOs, Average Target Pay Mix

        In addition, the following charts compare our CEO's pay with (a) our indexed total stockholder return ("TSR") over the past five fiscal years and (b) our annual product bookings during the past five fiscal years. These charts demonstrate that our CEO's total compensation has generally aligned with our stock price performance and our annual product bookings, reflecting our emphasis on strong pay-for-performance principles.

 CEO Pay(1) vs. Indexed TSR(2)

(1)
"CEO Pay" is our CEO's total compensation for each fiscal year as reported in the "Total" column of the Summary Compensation Table.

(2)
"Indexed TSR" is the return associated with a hypothetical $100 investment in our common stock on December 31, 2014, including reinvestment of dividends, and is calculated based on the closing price of our common stock on the last trading day of the applicable fiscal year.

CEO Pay(1) vs. Annual Product Bookings(2)

(1)
"CEO Pay" is our CEO's total compensation for each fiscal year as reported in the "Total" column of the Summary Compensation Table.

(2)
"Annual Product Bookings" is the Company's annual product bookings for each fiscal year.

Elements of Our Executive Compensation Program

        The table below describes the principal elements of our executive compensation program, including the primary objectives of each element, any associated performance measures, and whether each element is categorized as "fixed," "at risk" or "variable" based on Company or individual performance (including stock price performance). See the section below entitled "Elements of Compensation and 2019 Determinations" for additional information regarding these compensation elements.

Compensation Element		Type	Primary Objective(s)	Performance Measures

Annual Base Salary		"Fixed"	Provide base amount of market competitive pay and predictable level of financial stability	Not applicable

Annual Cash Performance-Based Bonus			Incentivize and reward the achievement (and over-achievement) of short-term corporate and individual goals	• Corporate Threshold Targets: Profit Target (quarterly and annual); Bookings Threshold (annual)
• Individual Targets (quarterly)

	Stock Options	"At Risk"	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation

Long-Term Equity Incentive Awards	PSUs		Incentivize and retain executives; align the interests of stockholders and executives; motivate and reward achievement of long-term corporate financial goals (no payout if performance measure is not met)	Total stockholder return over a one-year period as measured against the Nasdaq Healthcare Index

	RSUs	"Variable"	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation

Executive Compensation Practices

        We have employed a number of practices designed to reinforce our pay-for-performance executive compensation philosophy:

WHAT WE DO	WHAT WE DON'T DO

✓

Significant majority of NEO compensation is at risk or variable based on Company and individual performance (including performance-based cash and equity awards)

✓

Multiple performance metrics and multi-year vesting periods

✓

Meaningful stock ownership guidelines for all executive officers and non-employee directors

✓

Perquisites provided to our executives are limited

✓

Annual advisory vote for shareholders to approve named executive officer compensation

✓

Maintain a fully (100%) independent Compensation Committee

✓

Retain independent compensation consultant to advise the Compensation Committee

✓

Annual executive compensation review (including review of compensation peer group and compensation-related risk assessment)

✗

No guaranteed bonuses or base salary increases

✗

No employment contracts that guarantee continued employment of our executive officers

✗

No "single trigger" change of control arrangements

✗

No tax gross-ups of executive perquisite allowances or severance or change of control payments or benefits

✗

No repricing, cash-out or exchange of "underwater" stock options

✗

No special health, welfare or retirement plans for executive officers

✗

No short sales of our common stock or purchases of derivatives

✗

No dividend payments on unearned equity awards

"Say on Pay" Vote

        In May 2019, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 97% of stockholder votes cast in favor of our "say on pay" resolution. In evaluating our compensation practices during fiscal 2019 and in early 2020, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our operating and organizational objectives and the enhancement of stockholder value. As a result, the Committee retained our general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. The Committee will continue to consider stockholder concerns and feedback in the future. In 2017, our stockholders included their approval of the Board and management recommendation that we solicit a say on pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say on pay vote at this Annual Meeting. A "say on frequency" vote is required every six years, and as such, our next say on frequency vote will be in 2023.

Executive Compensation-Setting Process

Role of the Compensation Committee

        Our Board has delegated to the Committee the responsibility for developing our compensation philosophy, establishing our executive compensation program and overseeing equity awards under our equity incentive plans. On an annual basis, the Committee approves the individual compensation packages for each of our executive officers. For additional information regarding the responsibilities of the Committee and its role in setting our 2019 executive compensation, please refer to the section above entitled "Board and Corporate Governance Matters—Information Regarding Committees of the Board of Directors—Compensation Committee."

Role of Management

        Although the Committee maintains ultimate authority over our executive officers' compensation, the Committee considers the input and evaluations of our President and CEO, Randall A. Lipps, as it relates to executive officers other than Mr. Lipps. In conjunction with the Committee's annual review, Mr. Lipps develops cash and equity compensation proposals for each executive (other than himself) to present to the Committee for discussion and approval. Mr. Lipps does not participate in the final determination of his own compensation. In addition, from time to time, various members of management and other employees may be invited by the Committee to make presentations, provide financial or other background information or advice or otherwise participate in Committee meetings.

Role of Compensation Consultants

        The Committee engaged the services of Radford in late 2018 and again in late 2019 to serve as an independent advisor to the Committee to assist in reviewing the compensation of the Company's executive officers. At the request of the Committee, Radford identified companies for competitive analysis and benchmarking, as discussed in the section below entitled "Benchmarking." In addition, at the Committee's request, Radford conducted individual interviews with members of the Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding 2019 executive compensation levels and types of compensation elements that were presented to the Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Committee approved the modified recommendations.

        For additional information regarding the engagement of Radford as compensation consultant and its role in setting our 2019 executive compensation, please refer to the section above entitled "Board and Corporate Governance Matters—Information Regarding Committees of the Board of Directors—Compensation Committee—Compensation Committee Processes and Procedures."

Benchmarking

        As part of its engagement, Radford worked closely with the Committee to identify comparable peer companies, provided the Committee with reports summarizing a comparison of the total compensation of our executive officers with such peer companies and provided an assessment of the specific elements of our executive compensation components in relation to the peer companies. The Committee believes benchmarking of executive compensation is crucial to maintaining compensation levels competitive with other leading technology companies with which we compete for personnel. Additionally, benchmarking provides guideposts, which the Committee uses to determine the size, mix and components of executive compensation.

        Historically it has been, and continues to be, challenging to find appropriately-sized industry competitors for comparison. Therefore, the Committee and its compensation consultants have developed a group of comparable publicly-traded companies based on the following selection criteria that we believe provides a meaningful cross-section from which to benchmark executive compensation:

  •
  Companies with similar revenue size to ours (i.e., approximately 0.5 times to 2.5 times our then-current trailing twelve-month revenue);

  •
  Companies with a similar market capitalization as ours (i.e., approximately 0.3 times to 3.0 times our 30-day average market capitalization as of a recent date);

  •
  Industry similarity, to the extent possible (with a primary focus on three industry subcategories that are representative of portions of our business: the healthcare management and software industry, the medical equipment and supplies industry, and the supply chain management and logistics software and manufacturing industry, software companies are also considered and included where appropriate); and

  •
  Companies, to the extent reasonable, with which we believe we may compete for personnel.

        For all decisions relating to the 2019 compensation of our NEOs, including the long-term equity compensation awards made in February 2019, the Committee utilized a report prepared by Radford in late 2018 (the "Radford Report"). To the extent that there are statements relating to percentiles included in this Compensation Discussion and Analysis, they are intended to reference performance against peer companies as identified in the Radford Report. The companies identified for benchmark comparison in the Radford Report and selected by the Committee as our 2019 peer group were as follows:

2019 Peer Group
• Allscripts Healthcare Solutions, Inc.	• Evolent Health, Inc.	• Masimo Corp.
• Athenahealth, Inc.	• Genomic Health, Inc.	• Medidata Solutions Inc.
• Blackbaud Inc.	• HMS Holdings Corp.	• Natus Medical Incorporated
• Cantel Medical Corp.	• ICU Medical, Inc.	• NextGen Healthcare, Inc. (formerly Quality Systems Inc.)
• Commvault Systems, Inc.	• Inovalon Holdings, Inc.	• NuVasive, Inc.
• CONMED Corporation	• Manhattan Associates, Inc.	• NxStage Medical, Inc.
• Cornerstone OnDemand, Inc.

        The Committee and its compensation consultants strive to maintain a consistent peer group year over year for comparability of competitive analysis. However, on a yearly basis, the peer group is reviewed and refined to take into consideration comparability of peer companies' financial performance relative to Omnicell, as well as the acquisition of or any fundamental changes, in the peer companies' operating businesses. As part of this review process, the Committee made the following changes to the 2018 peer group in determining the 2019 peer group:

  •
  Removed Analogic Corporation and Silver Spring Networks, Inc., each of which was acquired in 2018;

  •
  Removed AngioDynamics, Inc., Synchronoss Technologies Inc. and Tableau Software, Inc. as the revenues and/or market capitalization of each of these companies no longer fell within the revised selection criteria ranges; and

  •
  Added four healthcare equipment and technology companies (Cantel Medical Corp., CONMED Corporation, Evolent Health, Inc. and HMS Holdings Corp.) and one software company (Cornerstone OnDemand, Inc.). The revenues and market capitalization of each of these five companies fell within the selection criteria ranges, and they were added in part to replace the removal of the five companies discussed above and to maintain our target peer group size.

        As of the date of the Radford Report based on the 2019 peer group, our revenue registered at the 58th percentile of the companies in the peer group and our market capitalization registered at the 47th percentile of the companies in the peer group. We believe these percentile ranks support the reasonableness of our 2019 peer group.

Elements of Compensation and 2019 Determinations

        Our executive compensation program consists of three principal components: a base salary, a performance-based cash bonus plan (together with base salary, the "total cash compensation"), and long-term equity incentive compensation. The long-term equity incentive compensation is further divided into two components: stock options and RSUs that vest over time if the executive remains employed with the Company; and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company. We also provide our executive officers with certain other benefits including severance and change-of-control benefits and the ability to participate in our 401(k) plan and other employee benefit plans with all other eligible employees. The philosophy underlying each of the components of compensation and the specific factors weighing on the compensation determinations for 2019 are discussed in each section below.

Cash Compensation

        Overview.    The cash component of our executive compensation program serves a two-fold purpose. Base salaries are intended to provide financial stability, predictability and security of compensation for our executive officers for fulfilling their core job responsibilities, while the performance-based cash bonus plan is intended to incentivize and reward the achievement of predetermined corporate and individual short-term objectives. The Committee's objective has been and continues to be for each executive officer to be able to achieve approximately the 75th percentile for comparable positions identified in the Radford Report in total cash compensation, assuming achievement of each of his or her performance objectives, resulting in payment in full of the executive's total performance-based cash bonus, and for base salary compensation at the 50th percentile for comparable positions identified in the Radford Report as guidance in its decision-making. In determining the level of base salary and the potential maximum performance-based bonus for each executive officer, the Committee analyzes the comparable total cash compensation metric identified in the Radford Report for each executive and sets the executive's total targeted cash compensation with the goal of achieving the objective percentile for each executive or moving each executive toward the objective percentile in a responsible and measured manner if the executive's current compensation is significantly different than the objective. The Committee also considers management's financial forecasts for the upcoming fiscal year and works to establish an aggregate compensation scheme that fits within the Company's budgetary model.

        To determine the level of each component of an executive's total cash compensation targets, the Committee first uses the prior year's base salary as the starting point, and then looks to the applicable base salary metric in the Radford Report to ascertain the percentile that the prior year's salary represents. The Committee then sets an appropriate base salary for each executive officer based on a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report and certain other factors, including an executive's historical base salary, individual performance and duties and responsibilities and position in the Company, with a view towards targeting base salary compensation at the 50th percentile as compared to the peer group. Once an appropriate base salary determination is made, the Committee then determines each executive's performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages among the Company's executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group.

        2019 Base Salary and Total Cash Compensation Determination.    In determining total cash compensation for 2019, the Committee used its objective of base salary compensation at the 50th percentile as guidance, and targeting total cash compensation to the 75th percentile, including performance-based cash compensation elements, in each case as compared to the peer group.

        The following table sets forth, for each NEO, base salary and the targeted total cash compensation in 2019, the corresponding percentile that the total cash compensation represents in comparison to peer companies identified in the Radford Report, and the percentage increase the 2019 targeted total cash compensation represents from the 2018 targeted total cash compensation:

Named Executive Officer	2019 Base Salary ($)	2019 Base Salary Percentile to Peer Group	2019 Targeted Total Cash Compensation(1) ($)	2019 Targeted Total Cash Percentile to Peer Group	2018 Targeted Total Cash Compensation ($)(2)	2018 Targeted Total Cash Percentile to Peer Group	Percentage Increase from 2018 Targeted Total Cash(3)
Randall A. Lipps	721,000	50th - 75th	1,622,250	75th	1,575,000	>75th	3.0%
Peter J. Kuipers	435,000	50th	826,500	50th - 75th	807,500	>75th	2.4%
Scott P. Seidelmann(4)	420,000	50th - 75th	798,000	50th - 75th	760,000	50th - 75th	5.0%
Nhat H. Ngo	375,000	>75th	712,500	>75th	693,500	>75th	2.7%
Dan S. Johnston	350,000	25th - 50th	665,000	>75th	627,000	>75th	6.1%

(1)
2019 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2019, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(2)
2018 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2018, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(3)
The Committee determined targeted total cash increases for 2019 for the NEOs based on the benchmarking study performed by Radford in the fall of 2018.

(4)
Mr. Seidelmann joined the Company in April 2018 and was not eligible for a bonus under the 2010 Bonus Plan (as defined below) for the first quarter of 2018. However, for comparative purposes, Mr. Seidelmann's 2018 targeted total cash compensation is calculated assuming he was eligible for bonuses under the 2010 Bonus Plan for the full year of 2018.

        Performance-Based Bonus.    The second component of cash compensation for our executive officers is a quarterly performance-based bonus, which is intended to be a substantial component of our executives' cash compensation. The Committee determines each executive officer's performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages amongst the Company's executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group. The percentages for 2019 remained the same as those determined by the Committee for 2018.

        The Committee continued to use the bonus plan established in March 2010 (the "2010 Bonus Plan") to determine the performance-based bonuses for 2019. Under the 2010 Bonus Plan, the Company maintained its quarterly threshold target provision, under which the Company had to meet a certain threshold strategic financial performance criterion set by the Committee for an executive to earn any cash bonus (the "Corporate Threshold Target") for a particular quarter. Upon successful achievement of the Corporate Threshold Targets in a given quarter, the executive was then eligible to receive his individual bonus amounts, derived as a percentage of his or her quarterly salary, based on such executive's achievement of his or her individual objectives ("Individual Targets"). For the fourth quarter of 2019, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold, each as described below. If the Corporate Threshold Targets and, with respect to the first, second and third quarters of 2019, all of a participant's Individual Targets were achieved, the executive would receive 100% of his or her eligible cash bonus amount (the "Incentive Target"). In addition, the 2010 Bonus Plan allows the Committee to set additional threshold or overachievement bonus payment criteria to reward executives for particularly high company performance or for the achievement of specified financial target(s) that are of strategic importance to the Company (the "Strategic Goals").

        2019 Performance Metrics.    For the first, second and third quarters of 2019, the Committee set one Corporate Threshold Target that consisted of one performance criterion based on the Company achieving a quarterly profit amount. This was set at the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target (the "Profit Target"). The Profit Target for the second and third quarters of 2019 represented the year-to-date target through the end of the second and third quarters of 2019, respectively. For the fourth quarter of 2019, the Committee set one Corporate Threshold Target consisting of a year-end profit amount determined by the Committee (the "Annual Profit Threshold Target") for all of our NEOs. The Committee also established a fourth quarter 2019 discretionary Strategic Goal applicable to all NEOs, which required that the Company meet a minimum annual bookings threshold determined by the Committee (the "Bookings Threshold").

        The Committee determined that if (i) the Annual Profit Threshold Target was not met, or (ii) the Bookings Threshold was not achieved, it would have the effect of eliminating the NEOs' actual performance-based bonuses in the fourth quarter of 2019.

        The Committee also determined that, even if the Annual Profit Threshold was not met, an overachievement bonus would be payable to each NEO if the Company's publicly reported annual bookings number exceeded certain overachievement metrics set by the Committee (the "Bookings Overachievement Targets"). The overachievement potential payment would be based on the percentage of overachievement and would apply that percentage to the amount of such individual targeted bonus for the full year of 2019, as more specifically set forth in the table below. Specifically, in the fourth quarter of 2019, the Committee determined the Bookings Threshold would be met if the Company publicly reported that the bookings amount was at least $730,000,000 and the Bookings Overachievement Target would be met if such publicly reported bookings amount was $750,000,000 or greater.

Bookings Threshold Target	Annual Bookings Amount ($)	Bookings Overachievement Percentage(1)
1st Bookings Overachievement Target	750,000,000	Additional 10% of Incentive Target
Final Bookings Overachievement Target	840,000,000	Additional 100% of Incentive Target(2)

(1)
For each incremental $1,000,000 of annual reported bookings in excess of $750,000,000, the Bookings Overachievement Percentage is increased by an additional one (1) percentage point. No overachievement payments shall be made in excess of 100% of any NEO's Incentive Target. The annual target variable pay used to calculate the bookings overachievement bonus was the annual target variable pay in effect for each NEO on December 31, 2019.

(1)
For 2019, the Committee determined to set the maximum overachievement payout at 100% of each NEO's Incentive Target (compared to a maximum of 50% in 2018) to further incentivize significant overachievement of bookings goals, which the Committee considers to be an important measure of the Company's organic revenue growth and driver of the Company's short-term and long-term financial success.

2019 Targets and Bonus Determination

        Corporate Threshold Targets.    The Committee established the Corporate Threshold Targets on a quarterly basis, and such targets were intended to incent the executive officers to achieve results that were consistent with the Company's board-approved financial plan. The actual amount of each target was set by the Committee based on a combination of the input of management, historical quarterly results, the Company's desired growth, financial forecasts and analyst expectations. The following table sets forth the quarterly Corporate Threshold Targets applicable to the NEOs for 2019:

Corporate Threshold Targets	YTD Quarter 1	YTD Quarter 2	YTD Quarter 3	YTD Quarter 4
Quarterly Profit Target(1)	$22,206,000	$52,203,000	$89,438,000	—
Annual Profit Threshold Target(1)	—	—	—	$132,131,000
Bookings Threshold	—	—	—	$730,000,000

(1)
The Profit Target and the Annual Profit Threshold Target represented the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target based on non-GAAP net income excluding share-based compensation expenses pursuant to Accounting Standards Codification ("ASC") Topic 718 "Stock Compensation" ("ASC Topic 718"), amortization of intangible assets as determined pursuant to ASC 805 "Business Combinations" and other items that the Committee determined were unusual, non-recurring or not reflective of normal operations. The Profit Target for the second, third and fourth quarters of 2019 represented the year-to-date target through the end of the second, third and fourth quarters of 2019, respectively.

        The Committee determined that the actual profit achieved by the Company for each of the first, second and third quarters of 2019 met or exceeded the applicable Profit Target set by the Committee in the respective quarters. For the fourth quarter of 2019, the Committee determined that the actual profit achieved by the Company for 2019 met or exceeded the Annual Profit Threshold, and that the Bookings Threshold for 2019 had been met. The Committee further determined that the Company exceeded the 1st Bookings Overachievement Target in the fourth quarter of 2019 by approximately $63,000,000, and therefore the NEOs would receive an additional bonus equal to approximately 73% of their respective Incentive Targets.

        The Committee determined achievement of the Profit Target and Annual Profit Threshold Target against non-GAAP net income, which excludes share-based compensation expenses pursuant to ASC Topic 718, amortization of intangible assets determined pursuant to ASC 805 and other items that the Committee determined were unusual, non-recurring and not reflective of normal operations. The Company's quarterly unaudited financial statements for each quarter of 2019 were the basis for measuring the level of earnings per share to determine the achievement of the Profit Target. The Company's year-end financial statements for 2019 were the basis for measuring the level of profit required to meet the cash equivalent of the Company's desired earnings per share target to determine the achievement of the Annual Profit Threshold Target.

        The Committee continues to feel that the "threshold performance gate" structure better emphasizes its desire to motivate individual performance, while retaining the Company's financial performance as paramount and the primary focus of each executive's efforts.

        Individual Targets.    For the first, second and third quarters of 2019, the Committee established Individual Targets for each NEO and determined achievement of such targets. The Individual Targets are designed to encourage progress in, and create a strong incentive for, the executive to excel in areas that are primarily within their control, while emphasizing the importance of our success by requiring achievement of the Corporate Threshold Targets before bonus eligibility. For the fourth quarter of 2019, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold.

        In 2019, the quarterly Individual Targets for our NEOs, other than Mr. Lipps, included objectives in the following areas:

  •
  Sales Objectives—goals related to recent product offerings and customer relationship management tools, and other internal financial measurements;

  •
  Operating Objectives—governance, quality and compliance enhancements and related trainings, implementation of information technology tools, quarterly spending at or below departmental budget, completion of objectives by those directly reporting to the officer, improvement of internal departmental processes and talent development; and

  •
  Strategic Objectives—development of short and long-term business objectives, models and strategies, sales and marketing initiatives, evaluation of possible acquisition targets, strategic relationships, international planning and product development objectives.

        Each NEO, other than Mr. Lipps, generally has, on a quarterly basis, approximately five Individual Targets, relating to a variety of objectives, which are approved by the Committee. Each Individual Target is given a percentage weighting such that achievement of all Individual Targets corresponds to 100% achievement of the Incentive Target. As originally set, for executives other than Mr. Lipps, each Individual Target is generally weighted between 10% and 30% of that quarter's total Incentive Target.

        With respect to Mr. Lipps, 75% of his potential bonus in each of the first, second and third quarters of 2019 was conditioned on his direct reports' achievement of each of their Individual Targets. The Committee structured Mr. Lipps' performance bonus in this manner so as to place a significant emphasis on effectively managing and leading the executive team, while maintaining the importance of the Company's financial success as the threshold performance gate. The remaining portion of Mr. Lipps' Individual Targets included operating and/or strategic objectives in the same areas as those set for other NEOs.

        The following table sets forth the percentages of the Individual Targets achieved in each quarter of 2019, as well as the actual cash bonus earned by each NEO based on achievement of the Individual Targets in each quarter of 2019:

	Percentage of Individual Targets Achieved				Cash Bonus for Achievement of Individual Targets(1)
Named Executive Officer	First Quarter (%)	Second Quarter (%)	Third Quarter (%)	Fourth Quarter(2) (%)	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter(2) ($)
Randall A. Lipps	98	100	100	—	197,885	235,577	207,981	242,645
Peter J. Kuipers	100	100	100	—	88,269	102,981	90,346	105,404
Scott P. Seidelmann	100	100	100	—	83,077	96,923	87,231	101,769
Nhat H. Ngo	100	100	100	—	75,808	88,442	77,885	90,866
Dan S. Johnson	85	100	100	—	58,258	79,962	72,692	84,808

(1)
The table reflects cash bonuses earned, but not paid, in each quarter of 2019. Cash bonuses under the 2010 Bonus Plan are typically paid in the quarter following the quarter in which the bonus is earned.

(2)
For the fourth quarter of 2019, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold, each of which was met or exceeded.

        Bookings Overachievement.    The Committee determined that the 1st Bookings Overachievement Threshold had been exceeded by approximately $63,000,000 based on the Company's approximately $813,000,000 in annual product bookings for 2019, and therefore the NEOs were entitled to receive overachievement bonuses equal to approximately 73% of their respective Incentive Targets. The following table sets forth the actual fourth quarter 2019 bonus amounts for each NEO associated with the Bookings Overachievement Target:

Named Executive Officer	Actual Bookings Overachievement Bonus (Fourth Quarter) ($)
Randall A. Lipps	648,332
Peter J. Kuipers	282,510
Scott P. Seidelmann	269,370
Nhat H. Ngo	243,090
Dan S. Johnston	223,380

        Total Cash Bonuses Earned.    The following table sets forth, for each NEO, the Incentive Target, earned incentive bonuses, the percentage of total Incentive Target earned and the total cash bonus earned (including Bookings Overachievement) for 2019:

Named Executive Officer	2019 Incentive Target(1) ($)	Total Cash Bonus Earned for Achievement of Individual Targets(2) ($)	% of Total 2019 Incentive Target Earned(2) (%)	Total Cash Bonus Earned(3) ($)
Randall A. Lipps	888,125	884,087	100	1,532,419
Peter J. Kuipers	387,000	387,000	100	669,511
Scott P. Seidelmann	369,000	369,000	100	638,370
Nhat H. Ngo	333,000	333,000	100	576,090
Dan S. Johnston	306,000	295,719	97	519,099

(1)
The portions of the 2019 Incentive Targets for the first and second quarters of 2019 are based on the NEOs' salaries for 2018.

(2)
The total cash bonus earned for achievement of Individual Targets, and percentage of total 2019 Incentive Target earned, do not take into account any amounts earned due to the Bookings Overachievement.

(3)
The total cash bonus earned includes the cash bonus earned from achievement of Individual Targets and the Bookings Overachievement.

Equity Compensation

        Overview.    Long-term equity-based compensation is intended to incentivize and retain our executive officers through the tying of our long-term financial performance to the executive officer's financial success using a mix of both time-based vesting and performance-based vesting. We believe that the combination of both time-based vesting and performance-based vesting, with shared financial success are long-term incentives that motivate our executive officers to grow revenues and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. Equity-based compensation is awarded in two components: stock options and RSUs that vest over time if the executive remains employed with the Company, and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company.

        Upon commencement of employment, executives have historically been awarded initial equity grants carrying a service-based vesting condition, with 25% of the shares generally vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. On an annual basis, the Committee makes an assessment as to the size and type of additional equity awards, if any, to be given to each executive officer. Stock options are intended to provide the most substantial incentive to our executive officers to improve Company performance and to positively affect stock value, while RSUs provide a reduction to earnings dilution and an element of long-term incentive that has greater retention value in a flat or down market. Annual awards generally vest over four years as follows: (i) 25% of the shares vesting on the anniversary of the vesting commencement date and the remainder on a monthly basis over the following 36 months thereafter in the case of stock options, (ii) semi-annually over four years in the case of service-based RSUs, and (iii) 25% immediately on the date that the Committee formally certifies the Company's performance, with the remaining eligible award vesting in equal increments semi-annually over the subsequent three-year period in the case of PSUs. The size of the initial grant and the annual grants are determined by the Committee based upon factors including:

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report;

  •
  the executive's level of responsibility and duties;

  •
  comparison to grant levels of other executive officers;

  •
  individual executive officer performance;

  •
  corporate performance;

  •
  the executive's prior experience, experience within his or her specific job and breadth of knowledge; and

  •
  corporate objectives for share-based compensation charges and earnings dilution.

        On an annual basis, management and the Committee establish a maximum aggregate share-based compensation expense for the executive awards, taking into consideration anticipated share-based compensation expenses for equity grants to other employees. The Committee balances this percentile objective with its commitment to stay within management's share-based expense objective in finalizing the aggregate and individual awards. In determining equity compensation for the executive officers, the Committee reviews the equity compensation grants over a three-year period against a three-year rolling benchmark identified in the Radford Report with an objective of making awards up to the 75th percentile (on a value basis) over the three-year period. Beyond reviewing the three-year award totals, the Committee does not take into consideration an executive's aggregate equity holdings or equity carrying value in determining yearly long-term equity incentive awards.

        In addition to the factors discussed above, with respect to the size of the awards on a year-over-year basis, the Committee also takes into consideration the following factors when determining the size and mix of the equity grants:

  •
  the combined size of the awards over a three-year period;

  •
  the effect of the awards on dilution;

  •
  our total equity compensation costs relative to total expenses; and

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report.

        Director and Executive Officer Stock Ownership Guidelines.    Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such higher ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

        2019 Equity Awards.    In February 2019, the Committee approved executive equity grants with approximately 50% of the grants (based on grant date fair value, as described below) subject to performance-based vesting and 50% subject to time-based vesting in the case of our CEO and with approximately 30% subject to performance-based vesting and 70% subject to time-based vesting for our other NEOs.

        As in past years when setting the level of grants, the Committee took into consideration, to the extent applicable, corporate performance and individual contributions in 2018. The Committee also reviewed, assessed and took into consideration competitive equity compensation practices for comparable positions identified in the Radford Report. This input, and the Committee's desire to maintain equity compensation expense within management's established objective, resulted in the Committee setting a benchmark percentile for our total equity awards of up to the 75th percentile as compared to the peer group in the Radford Report, including performance-based equity compensation elements.

        With respect to our NEOs (other than our CEO), the Committee set ratios for 2019 equity awards of approximately 30% PSUs, 30% RSUs and 40% stock options, the same as those determined by the Committee for 2018 equity awards. The ratio of time-based and performance-based vesting and the ratio of RSUs to stock options (for time-based vesting awards) was set based on the equity compensation expense under ASC Topic 718 (as estimated by the Company at the time of grant), and the targeted award size, the retention and incentive aspects of each type of award, as well as an analysis of competitive market trends amongst our peer group.

        With respect to our CEO, the Committee set ratios for 2019 equity awards of approximately 50% PSUs and 50% time-based stock options, the same as those determined by the Committee for 2018 equity awards. For 2019, the ratio of options and PSUs was generally based on an estimation of the value determined by the published Institutional Shareholder Services Inc. ("ISS") Black-Scholes-Merton methodology including stock options valued using the full option term (rather than expected life) and PSUs valued at the closing price of our common stock on the grant date. However, the actual numbers of options and PSUs was set based on the aggregate equity compensation expense under ASC Topic 718 (as estimated by the Company at the time of grant), and the targeted award size, the retention and incentive aspects of each type of award, as well as an analysis of competitive market trends amongst our peer group.

        At the time of grant, in granting the various equity awards to our NEOs, the Committee used the following values to determine the number of shares subject to each award and, as applicable, the ratio among the various awards: (i) with respect to our NEOs (other than our CEO), the Black-Scholes-Merton value estimated by the Company for one option share was approximately $25.08, (ii) with respect to our CEO, the estimated value for one option share based on published ISS Black-Scholes-

Merton methodology was approximately $36.47, (iii) the closing price of our common stock was $78.91, and (iv) with respect to our NEOs (other than our CEO), the discounted value for one PSU share estimated by the Company using Monte Carlo methodology was $68.65. For example, based on the framework described above, if the Committee were to recommend granting $1,000,000 in base grant equity value to an NEO (other than our CEO), the executive would be granted approximately 15,948 option shares (or ($1,000,000 times 40%) divided by $25.08), approximately 3,801 RSUs (or ($1,000,000 times 30%) divided by $78.91) and approximately 4,369 PSUs (or ($1,000,000 times 30%) divided by $68.65). This is reflected in the table below setting forth our 2019 equity award grants.

        The Summary Compensation Table below reflects the actual, rather than estimated, grant date fair values of the various awards granted to each NEO calculated in accordance with ASC Topic 718 as follows: (i) the Black-Scholes-Merton value for one option share was approximately $25.04, (ii) the closing price of our common stock was $78.91, the value used to determine the fair value of each RSU, and (iii) the discounted value for one PSU share using Monte Carlo methodology was $72.02.

        Performance-based restricted stock unit awards.    Vesting for the PSUs is based on the percentile placement of our total stockholder return among the companies listed in the NASDAQ Healthcare Index (the "Index") and time-based vesting. We calculate total stockholder return based on the one year annualized rates of return reflecting price change plus reinvestment of dividends. The stock price change is calculated based on the average closing prices of the applicable company's common stock for the trailing 20 trading days from the first trading day of March 2019 as compared to the average closing prices for the trailing 20 trading days leading to the first trading day of March 2020. The following table shows the percent of PSU awards eligible for further time-based vesting based on our percentile placement:

Percentile Placement of Our Total Stockholder Return	Percentage of PSUs Awarded
Below the 35th percentile	0%
At least the 35th percentile, but below the 50th percentile	50%
At or above the 50th percentile	100%

        On March 3, 2020, the Committee confirmed the percentile rank of the Company's total stockholder return based on the calculations described above and determined the number of PSUs eligible for further time-based vesting. The Committee calculated that the Company's total stockholder return based on the calculations above was at approximately the 70th percentile of the Index. Therefore, 100% of the shares subject to the PSUs granted in February 2019 are eligible for vesting. The eligible PSUs will vest as follows: 25% of the shares vested immediately on March 3, 2020, with the remaining shares vesting on a semi-annual basis over a period of 36 months commencing on June 15, 2020. Vesting is contingent upon continued service.

        Equity Awards Granted to NEOs during Fiscal 2019.    The following table sets forth the equity awards granted by the Committee under the 2009 Equity Incentive Plan to our NEOs in February 2019:

Named Executive Officer	Number of Shares Underlying Option Award(1)	Number of RSUs(2)	Number of PSUs(3)
Randall A. Lipps	83,845	—	39,250
Peter J. Kuipers	28,708	6,843	7,865
Scott P. Seidelmann	25,518	6,082	6,991
Nhat H. Ngo	12,759	3,041	3,496
Dan S. Johnston	12,759	3,041	3,496

(1)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The exercise price of each of the stock option grants is $78.91, which was the closing price of our common stock on the date of grant, February 13, 2019, as reported on The NASDAQ Global Market. The options vest as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of the grant, with the remainder vesting in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the RSU grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2019. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the PSU grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. Because the Company's total stockholder return was approximately at the 70th percentile of the Index, 100% of the initial number of shares subject to the awards granted are eligible for vesting and reflected in this table.

Other Benefits.

        Severance and Change of Control Benefits.    Our executive officers are entitled to certain severance and change of control benefits pursuant to our 2006 Executive Change of Control Benefit Plan and 2007 Severance Benefit Plan. The terms of the 2006 Executive Change of Control Benefit Plan and the 2007 Severance Benefit Plan are described in more detail below in the sections entitled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control."

        Other Benefits.    We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our executive officers with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental insurance, supplemental life insurance, short- and long-term disability and a 401(k) plan.

        Perquisites.    The Committee believes that perquisites and other personal benefits should be modest and reasonable and consistent with our desire to enhance the executive's work effectiveness and to otherwise facilitate a balance of his or her personal and work requirement trade-offs. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. We provide each executive officer with an annual perquisite allowance of $6,000, or in the case of Mr. Lipps, an annual allowance of $40,000. The allowance may be used by the executive officer in his or her discretion for financial planning fees, health club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes. We believe that a perquisite allowance allows us to maintain the competitiveness of our compensation package and, by not adding the allowance to salary, we do not increase our bonus payouts, cost of severance or other elements of pay.

        Tax and Accounting Implications.    Our equity-based compensation policies have been impacted by ASC Topic 718. We have selected a "modified prospective" transition method using the Black-Scholes-Merton option-price method for determining and recording the fair value of share-based award compensation costs. We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, based on the historical market price of our stock, and the expected term of the awards, based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of employee share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period. The Committee considers the financial effect of equity compensation awards in determining both the size and type of awards its grants to our executive officers.

        Our compensation policies are also impacted by Section 162(m) of the Code. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) of the Code for "performance-based compensation" has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our "covered employees" in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the "performance-based compensation" exemption from the deduction limit, no assurance can be given that any compensation that may have been intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will. We believe that compensation paid in 2019 under our 2009 Equity Incentive Plan to our NEOs, other than our Chief Executive Officer and our Chief Financial Officer, is fully deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

COMPENSATION COMMITTEE
Joanne B. Bauer, Chair Vance B. Moore Mark W. Parrish

(1)
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table shows compensation awarded to or paid to, or earned by the NEOs for the fiscal years ended December 31, 2019, 2018 and 2017:

2019 SUMMARY COMPENSATION TABLE

Named Executive Officer	Year	Salary ($)	Bonus		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Randall A. Lipps	2019	710,500			2,826,785	2,099,269	1,532,419	(3)	40,000	(4)	7,208,973
Chairman, President and	2018	690,000	—		2,094,997	2,291,430	1,219,154		40,000	(4)	6,335,581
Chief Executive Officer	2017	669,231	—		2,364,210	1,457,876	558,404		40,000	(4)	5,089,721
Peter J. Kuipers	2019	430,000			1,106,418	718,777	669,511	(3)	—		2,924,706
Executive Vice President,	2018	407,500	—		888,464	639,477	529,875		—		2,465,316
Chief Financial Officer	2017	381,923	—		605,658	373,706	212,250		—		1,573,537
Scott P. Seidelmann(5)	2019	410,000			983,423	638,907	638,370	(3)	—		2,670,700
Executive Vice President,	2018	292,308	25,000	(6)	736,100	953,537	361,385		28,189	(7)	2,396,519
Chief Commercial Officer	2017	—	—		—	—	—		—		—
Nhat H. Ngo	2019	370,000			491,747	319,453	576,090	(3)	—		1,757,290
Executive Vice President, Marketing	2018	345,000	—		710,807	511,581	448,875		—		2,016,263
Strategy and Business Development	2017	311,538	—		413,772	255,150	162,000		—		1,142,460
Dan S. Johnston	2019	340,000	—		491,747	319,453	519,099	(3)	—		1,670,299
Executive Vice President,	2018	320,000	—		533,105	383,686	397,125		—		1,633,916
Chief Legal and Administrative Officer	2017	304,615	—		413,772	255,150	183,288		—		1,156,825

(1)
The dollar amounts represent the grant date fair values of options and restricted stock units calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for time-based RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in the Notes to Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2019, 2018 and 2017.

(2)
This column sets forth the actual cash bonus award earned for the years ended December 31, 2019, 2018 and 2017 for each NEO.

(3)
The 2019 target amount of each NEO's annual cash bonus award for the year ended December 31, 2019 under the 2010 Bonus Plan is set forth in the "Grants of Plan-Based Awards in Fiscal 2019" table below. The amounts set forth represent additional compensation earned by the NEOs for the year ended December 31, 2019 under the 2010 Bonus Plan, including amounts earned as overachievement bonus payments. For more information regarding the 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2019 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2019 Determinations—2019 Targets and Bonus Determinations."

(4)
Consists of a $40,000 annual perquisite allowance paid to Mr. Lipps as described above.

(5)
Mr. Seidelmann joined the Company in April 2018 and did not receive any compensation from the Company during 2017.

(6)
Consists of a $25,000 one-time cash sign-on bonus paid to Mr. Seidelmann upon his joining the Company to be used for relocation or other purposes.

(7)
Mr. Seidelmann provided certain consulting services to the Company during 2018, but prior to commencing employment with the Company in April 2018, for which he received consulting fees in the amount of $23,200 and reimbursement for related travel expenses in the amount of $4,989.

Grants of Plan-Based Awards

        The following table shows for the fiscal year ended December 31, 2019, certain information regarding grants of plan-based awards to the NEOs:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2019

Named Executive Officer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(1)(2) ($)	All Other Stock Awards: Number of Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Randall A. Lipps	—	901,250	—		—		—	—
	02/13/2019	—	39,250	(4)	—		—	2,826,785
	02/13/2019	—	—		83,845	(5)	78.91	2,099,269
Peter J. Kuipers	—	391,500	—		—		—	—
	02/13/2019	—	7,865	(4)	—		—	566,437
	02/13/2019	—	6,843	(6)	—		—	539,981
	02/13/2019	—	—		28,708	(5)	78.91	718,777
Scott P. Seidelmann	—	378,000	—		—		—	—
	02/13/2019	—	6,991	(4)	—		—	503,492
	02/13/2019	—	6,082	(6)	—		—	479,931
	02/13/2019	—	—		25,518	(5)	78.91	638,907
Nhat H. Ngo	—	337,500	—		—		—	—
	02/13/2019	—	3,496	(4)	—		—	251,782
	02/13/2019	—	3,041	(6)	—		—	239,965
	02/13/2019	—	—		12,759	(5)	78.91	319,453
Dan S. Johnston	—	315,000	—		—		—	—
	02/13/2019	—	3,496	(4)	—		—	251,782
	02/13/2019	—	3,041	(6)	—		—	239,965
	02/13/2019	—	—		12,759	(5)	78.91	319,453

(1)
This column sets forth the target amount of each NEO's annual cash bonus award for the year ended December 31, 2019 under the 2010 Bonus Plan, based on each NEO's annualized salary and performance-based bonus target at the rate effective July 1, 2019. The actual cash bonus award earned for the year ended December 31, 2019 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the NEOs for the year ended December 31, 2019. For more information regarding the 2010 Bonus Plan and the performance-based cash bonus awards granted thereunder, please see "Elements of Compensation and 2019 Determinations—Cash Compensation—Performance-Based Bonus." Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under Omnicell's bonus plans, if the Company does not achieve its Corporate Threshold Targets, the NEOs are not entitled to a cash bonus award. For more information regarding Omnicell's bonus plans and the performance-based cash bonus awards granted thereunder, please see "Elements of Compensation and 2019 Determinations—Cash Compensation—Performance-Based Bonus."

(3)
The dollar amounts in this column represent the grant date fair value calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in Note 11 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. The number of shares reflects 100% of the shares that are eligible for vesting assuming the full achievement metric is confirmed by the Committee.

(5)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year following the vesting commencement date, February 13, 2020, and 1/48th of the shares in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(6)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2019. Vesting is contingent upon continued service.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Employment Agreements.    Each of our executive officers is an "at-will employee." The following NEOs have entered into written employment agreements with us:

        Peter J. Kuipers, Executive Vice President, Chief Financial Officer.    Mr. Kuipers entered into an employment agreement with Omnicell dated August 11, 2015. The primary elements covered in Mr. Kuipers' employment agreement include: an initial bi-weekly salary of $14,230.77, an annual equivalent of $370,000; a stock option grant to purchase up to 37,500 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 22,500 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Kuipers' employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Scott P. Seidelmann, Executive Vice President, Chief Commercial Officer.    Mr. Seidelmann entered into an employment agreement with Omnicell dated March 29, 2018. The primary elements covered in Mr. Seidelmann's employment agreement include: an initial bi-weekly salary of $15,384.61, an annual equivalent of $400,000; a $25,000 sign-on bonus to be used for relocation or other purposes; a stock option grant to purchase up to 68,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 17,000 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Seidelmann's employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Nhat H. Ngo, Executive Vice President, Marketing, Strategy and Business Development.    Mr. Ngo entered into an employment agreement with Omnicell dated October 17, 2008, and amended December 2010. The primary elements covered in Mr. Ngo's employment agreement include: an initial monthly salary of $20,000, an annual equivalent of $240,000; a stock option grant to purchase up to 60,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan.

        Dan S. Johnston, Executive Vice President, Chief Legal and Administrative Officer.    Mr. Johnston entered into an employment agreement with Omnicell dated November 6, 2003, and amended December 2010. The primary elements covered in Mr. Johnston's employment agreement include: an initial monthly salary of $16,666.67, an annual equivalent of $200,000; a $10,000 sign-on bonus; a stock option grant to purchase up to 100,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a quarterly stock option grant of 10,000 shares of Omnicell common stock, vesting immediately upon achievement of certain milestones or 100% six (6) years after the vesting commencement date; and inclusion in the executive change of control plan. Mr. Johnston's employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        We do not have an employment agreement with Randall A. Lipps, President and CEO. Please see the Compensation Discussion and Analysis above for more information regarding the elements of our compensation program and arrangements for our NEOs.

        Quarterly Cash Bonus Awards.    The 2010 Bonus Plan provided for quarterly cash bonus awards to reward executive officers for performance in the prior fiscal quarter. For more information regarding Omnicell's 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2019 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2019 Determinations—2019 Targets and Bonus Determinations."

        Equity Compensation Awards.    Consistent with its practices for awarding stock options and restricted stock units described in the Compensation Discussion and Analysis above, the Committee approved equity compensation awards in the form of stock options and restricted stock units to each of the NEOs in February 2019 and February 2020. For more information regarding our equity compensation awards, please see the section of the Compensation Discussion and Analysis titled "Elements of Compensation and 2019 Determinations—Equity Compensation." In addition, the NEOs' equity compensation awards may, under certain circumstances, be subject to accelerated vesting in the event of a change of control. For more information regarding the accelerated vesting provisions and treatment of the equity compensation awards in the event of a change of control, see the sections titled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control" below.

        Other Benefits.    For a description of the other elements of our executive compensation program, see the section "Other Benefits" in the Compensation Discussion and Analysis above.

Outstanding Equity Awards at Fiscal Year End

        The following table shows certain information regarding outstanding equity awards at fiscal year-end for the NEOs for the fiscal year ended December 31, 2019:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(4)
Randall A. Lipps	2,500	(1)	0	(1)	17.29	02/04/2023	4,088	(2)	334,071	(2)
	42,500	(1)	0	(1)	34.02	02/05/2025	13,625	(3)	1,113,435	(3)
	61,989	(1)	5,261	(1)	27.70	02/03/2026	27,544	(3)	2,250,896	(3)
	95,030	(1)	39,130	(1)	36.70	02/07/2027	39,250	(3)	3,207,510	(3)
	74,102	(1)	87,576	(1)	44.25	02/05/2028
	0	(1)	83,845	(1)	78.91	02/12/2029
Peter J. Kuipers	3,125	(1)	0	(1)	32.78	08/31/2025	920	(2)	75,182	(2)
	2,541	(1)	726	(1)	27.70	02/03/2026	128	(2)	10,460	(2)
	5,031	(1)	8,806	(1)	36.70	02/07/2027	5,085	(2)	415,546	(2)
	700	(1)	1,225	(1)	36.70	02/07/2027	5,133	(2)	419,469	(2)
	6,580	(1)	24,440	(1)	44.25	02/05/2028	3,065	(3)	250,472	(3)
	0	(1)	28,708	(1)	78.91	02/12/2029	425	(3)	34,731	(3)
							5,765	(3)	471,116	(3)
							7,865	(3)	642,728	(3)
Scott P. Seidelmann	14,166	(1)	39,667	(1)	43.30	04/19/2028	8,500	(2)	694,620	(2)
	0	(1)	25,518	(1)	78.91	02/12/2029	4,562	(2)	372,807	(2)
							6,911	(3)	571,305	(3)
Nhat H. Ngo	12,500	(1)	0	(1)	25.08	02/03/2024	665	(2)	54,344	(2)
	6,250	(1)	0	(1)	34.02	02/05/2025	50	(2)	4,086	(2)
	20,862	(1)	908	(1)	27.70	02/03/2026	4,068	(2)	332,437	(2)
	20,862	(1)	908	(1)	27.70	02/03/2026	2,281	(2)	186,403	(2)
	15,441	(1)	6,359	(1)	36.70	02/07/2027	2,215	(3)	181,010	(3)
	1,190	(1)	490	(1)	36.70	02/07/2027	170	(3)	13,892	(3)
	16,544	(1)	19,522	(1)	44.25	02/05/2028	4,612	(3)	376,893	(3)
	0	(1)	12,759	(1)	78.91	02/12/2029	3,496	(3)	285,693	(3)
Dan S. Johnston	453	(1)	908	(1)	27.70	02/03/2026	665	(2)	54,344	(2)
	182	(1)	363	(1)	27.70	02/03/2026	50	(2)	4,086	(2)
	14,015	(1)	6,359	(1)	36.70	02/07/2027	3,051	(2)	249,328	(2)
	1,190	(1)	490	(1)	36.70	02/07/2027	2,281	(2)	186,403	(2)
	12,408	(1)	14,664	(1)	44.25	02/05/2028	2,215	(3)	181,010	(3)
	0	(1)	12,759	(1)	78.91	02/12/2029	170	(3)	13,892	(3)
							3,459	(3)	282,669	(3)
							3,496	(3)	285,693	(3)

(1)
Stock options were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance based restricted stock unit awards" above.

(4)
The dollar amount is calculated based upon $81.72 per share, the closing price of Omnicell's stock on December 31, 2019.

Option Exercises and Stock Vested

        The following table shows certain information regarding option exercises and stock vested with respect to the NEOs during the fiscal year ended December 31, 2019:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2019

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Randall A. Lipps	13,282	724,347
	25,926	1,304,840
	20,902	1,067,032
	1,172	58,952
	11,000	556,414
			6,813	542,928
			6,812	551,976
			6,544	530,260
			6,544	521,491
			13,772	1,160,566
			6,886	548,745
			6,886	557,973
			2,044	162,886
			1,963	156,431
			2,043	165,544
			1,962	158,981
Peter J. Kuipers	88	3,928
	1,665	78,871
	11,956	566,355
	629	28,080
	2,345	120,275
	1,563	77,732
	5,220	207,860
	8,880	329,376
	1,094	61,669
	153	8,207
	573	31,408
			2,883	242,950
			902	71,880
			903	73,170
			1,441	116,764
			212	16,894
			213	17,259
			1,441	114,833
			1,533	124,219
			1,532	122,085
			2,813	227,937
			272	21,676
			271	21,959
			460	36,657
			460	37,274
			64	5,100
			63	5,105
			1,271	101,286
			1,271	102,989
			855	68,135
			855	69,281

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott P. Seidelmann	3,600	136,123
	4,900	190,096
	1,300	41,429
	1,534	49,032
	2,833	89,806
			2,125	172,189
			2,125	169,341
			760	61,583
			760	60,564
Nhat H. Ngo	1,823	119,643
	4,852	338,621
	96	6,692
			85	6,888
			85	6,774
			1,108	89,781
			1,128	91,402
			1,128	89,890
			1,128	91,402
			1,128	89,890
			1,107	88,217
			1,153	93,428
			1,153	91,883
			2,306	194,327
			339	27,469
			339	27,015
			339	27,469
			25	2,026
			25	1,992
			332	26,902
			333	26,537
			339	27,015
			380	30,282
			380	30,791
			1,017	82,408
			1,017	81,045
Dan S. Johnston	209	10,028
	1,041	31,358
	6,041	322,820
	1,361	71,734
	1,426	62,174
	6,250	360,815
	5,209	189,830
	3,463	182,523
	4,702	206,917
	1,548	68,122
			85	6,774
			85	6,888
			865	70,091
			1,107	88,217
			1,128	89,890
			865	68,932
			1,108	89,781
			1,128	91,402
			451	35,940
			451	36,545
			1,729	145,703
			332	26,902

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
			763	60,803
			763	61,826
			333	26,537
			136	11,020
			380	30,282
			339	27,015
			339	27,469
			25	2,026
			25	1,992
			380	30,791
			136	10,838

(1)
The value realized on exercise is equal to the difference between the fair market value of Omnicell common stock at exercise and the option's exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized on vesting is equal to the closing price of Omnicell common stock on the vesting date, multiplied by the number of shares that vested.

Severance and Change of Control Arrangements

        We believe an important part of our executive compensation package and a factor in attracting and retaining talented executives is the severance and change of control benefits we provide to our executives. In 2006, we adopted the Executive Change of Control Benefit Plan and, in 2007, we adopted a Severance Benefit Plan. In addition, certain of our NEOs have individual severance and change of control agreements with the Company.

2006 Executive Change of Control Benefit Plan

        Our executive officers have been provided certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan, as amended by the Compensation Committee on October 20, 2015 (the "2006 Change of Control Plan"). The 2006 Change of Control Plan provides that, in the event of (i) an Acquisition of Omnicell (as defined in the 2006 Change of Control Plan), and (ii) termination without cause or constructive termination of an officer's employment with Omnicell (as described in the 2006 Change of Control Plan) or its successor within 12 months following such change of control, such officer shall be entitled to receive (a) severance pay, in a lump sum, equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination and (b) full acceleration of each outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such officer that remain subject solely to time-based vesting immediately prior to such Acquisition, provided, in each case, that such officer executes Omnicell's standard waiver and release agreement.

2007 Severance Benefit Plan

        In January 2007, the Compensation Committee adopted the Severance Benefit Plan, as amended and restated (the "2007 Severance Plan") that applies to full time regular employees of Omnicell, including our NEOs. The 2007 Severance Plan provides for the payment of certain benefits to an employee if (i) an employee's employment with us is involuntarily terminated by us without Cause (as such term is defined in the 2007 Severance Plan), or (ii) an employee's employment with us is terminated as a result of a reduction in force, or (iii) an employee is selected by the Plan Administrator (as such term is defined in the 2007 Severance Plan) in its sole discretion to receive the benefits set forth in the Plan in the event of the employee's termination. Employees that fit within one of the categories described above are considered "Eligible Employees" (as defined in more detail in the 2007 Severance Plan). Any executive who has executed an individually negotiated employment contract or agreement with us relating to severance benefits that is in effect at the time of his or her termination shall be entitled to receive severance benefits, if any, as governed by the terms of his or her individually negotiated employment contract or agreement and shall be governed by the 2007 Severance Plan only to the extent that the reduction of benefits under the 2007 Severance Plan does not entirely eliminate benefits under this plan.

        Cash Severance Benefit—Our Executive Officers who are considered Eligible Employees under the plan are entitled to receive a cash severance benefit in a lump sum equal to 12 months of Base Salary (as such term is defined in the 2007 Severance Plan) and an additional two months of Base Salary for each five years of service to Omnicell.

        Continued Group Health Plan Benefits—In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), we will reimburse the Eligible Employee for the same portion of the Eligible Employee's premiums for COBRA continuation coverage (including coverage for the Eligible Employee's eligible dependents) that we paid for the Eligible Employee's active employee coverage under our group health plans, for an equal number of months as the cash severance benefit described above.

        Outplacement Assistance—Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in our sole discretion.

        We may, in our sole discretion, provide benefits in addition to those benefits set forth in the 2007 Severance Plan. In addition, we, in our sole discretion, have the authority to reduce an Eligible Employee's severance benefits, in whole or in part.

Executive Severance Arrangements

        Dan S. Johnston.    Pursuant to his employment agreement with us dated October 13, 2003, and amended December 2010 (the "Johnston Agreement"), upon an Acquisition of the Company (as defined in the Johnston Agreement) and either (i) a termination without Cause (as defined in the Johnston Agreement), (ii) the material reduction in responsibilities without Cause and Mr. Johnston has a separation of service from the Company or (iii) the change in principal location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties and Mr. Johnston has a separation of service from the Company, Mr. Johnston will receive 12 months' salary at his base rate of pay in effect immediately prior to the occurrence described above. The foregoing terms set forth in the change of control portion of his employment agreement have been superseded by the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Johnston's employment is terminated by Omnicell without Cause, Mr. Johnston will be entitled to receive a one-time payment equal to 12 months' salary calculated at his base rate of pay in effect immediately prior to termination.

Potential Payments Upon Termination or Change of Control

        The amount of compensation and benefits payable to each NEO in various termination situations has been estimated in the table below, which describes the potential payments and benefits upon employment termination for each executive as if his or her employment had terminated as of December 31, 2019, the last business day of Omnicell's fiscal year. See the section titled "Severance and Change of Control Arrangements" above for a description of the compensation and benefits payable to the NEOs in certain termination situations. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the NEO's employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	No Change in Control Involuntary Termination without Cause or qualified as "Eligible Employee"						Change in Control Involuntary Termination without Cause or constructive termination
Named Executive Officer	Base Salary ($)		Equity Award Vesting Acceleration ($)	COBRA Premiums ($)		Total ($)	Base Salary(1) ($)	Equity Award Vesting Acceleration(2) ($)	COBRA Premiums ($)	Total ($)
Randall A. Lipps	1,321,833	(3)	—	42,369	(3)	1,364,202	721,000	9,261,311	—	9,982,311
Peter J. Kuipers	435,000		—	21,522		456,522	435,000	3,164,227	—	3,599,227
Scott P. Seidelmann	420,000		—	18,054		438,054	420,000	2,663,138	—	3,083,138
Nhat H. Ngo	500,000	(3)	—	30,814	(3)	530,814	375,000	2,323,973	—	2,698,973
Dan S. Johnston	525,000	(3)(4)	—	32,282	(3)	557,282	350,000	1,934,047	—	2,284,047

(1)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive severance pay equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination.

(2)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive full acceleration of any outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such executive officer that remain subject solely to time-based vesting immediately prior to such Acquisition. The dollar amounts in this column represents: (i) the difference in the closing price of Omnicell common stock on December 31, 2019 ($81.72) with respect to the outstanding unvested option shares as of December 31, 2019, minus the exercise price of the outstanding unvested option shares, plus (ii) the closing price of Omnicell common stock on December 31, 2019 ($81.72) with respect to unvested RSUs and unvested PSUs.

(3)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months' salary and COBRA premium reimbursement as severance, Mr. Lipps would receive an additional ten months of salary and COBRA reimbursement due to his tenure with us, Mr. Ngo would receive an additional four months of salary and COBRA reimbursement due to his tenure with us and Mr. Johnston would receive an additional six months of salary and COBRA reimbursement due to his tenure with us.

(4)
The above numbers reflect severance to Mr. Johnston under the 2007 Severance Plan as those amounts are generally more advantageous than those in his individual employment agreement.

RISK ANALYSIS OF OUR COMPENSATION PLANS

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on a quarterly or annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk- taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

CEO PAY RATIO

        Presented below is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to estimate their pay ratio, the estimated ratio presented below should not be used as a basis for comparison between companies.

        For 2019, (i) the annual total compensation of Randall A. Lipps, our President and CEO, was $7,208,973 as reflected in the Summary Compensation Table included in this proxy statement and

(ii) the annual total compensation of the individual identified as our median employee was $96,782, using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the Summary Compensation Table. As a result, for 2019, our estimate of the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 74 to 1.

        Since we identified our median employee for 2017, there have been no changes in our employee population or our employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. In addition, there have been no changes in the circumstances of the median employee identified for 2017 that we reasonably believe would significantly impact our pay ratio disclosure. Therefore, to calculate the ratio above, we used the same median employee for 2019 as we did for 2017 and 2018.

        To identify this median employee, we determined that approximately 2,340 individuals were employed by the Company and its consolidated subsidiaries globally (whether as a full-time, part-time, seasonal or temporary worker) as of October 1, 2017. After excluding employees located in certain countries pursuant to the de minimis exemption provided under Item 402(u), the employee population that we used for purposes of determining the compensation of our median employee consisted of approximately 2,240 individuals. The excluded countries (and their employee populations) were as follows: Australia (7), Belgium (3), Canada (15), China (13), France (45), Hong Kong (1), Netherlands (6), Saudi Arabia (2), Slovenia (2), Turkey (1) and United Arab Emirates (6).

        To identify the median employee from this employee population, we calculated the total earnings of each such employee for the nine month period ending September 30, 2017 (with conforming adjustments for employees who joined the Company during 2017 and did not receive pay for the full period) using internal payroll data as reflected in Box 5 of Form W-2 for U.S. employees or the equivalent for non-U.S. employees. We converted compensation paid to non-U.S. employees to U.S. dollars using the applicable currency exchange rate as of October 1, 2017.

EQUITY PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2019 regarding our 1997 Employee Stock Purchase Plan and 2009 Equity Incentive Plan, each of which has been approved by our stockholders. As of December 31, 2019, there were no equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,580,514	(1)	52.75	4,411,451	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,580,514		52.75	4,411,451

(1)
Represents shares subject to outstanding awards pursuant to the 2009 Equity Incentive Plan.

(2)
Includes 1,538,933 shares available for purchase pursuant to the 1997 Employee Stock Purchase Plan.

 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 4, 2020 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.(2)	6,769,897	15.93%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(3)	4,475,579	10.53%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP(4)	3,763,727	8.85%
280 Congress Street
Boston, MA 02210
Joanne B. Bauer(5)	32,926	*
James T. Judson(5)	16,560	*
Randall A. Lipps(5)(6)	635,857	1.49%
Vance B. Moore(5)	61,398	*
Mark W. Parrish	53,675	*
Bruce E. Scott	—	*
Robin G. Seim	32,575	*
Bruce D. Smith(5)	36,085	*
Sara J. White(5)	35,138	*
Peter J. Kuipers(5)	41,714	*
Scott P. Seidelmann(5)	28,969	*
Nhat H. Ngo(5)	114,003	*
Dan S. Johnston(5)	44,850	*
All executive officers and directors as a group (13 persons)(5)	1,133,750	2.63%

*
Less than one percent.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 42,504,932 shares of common stock outstanding on March 4, 2020, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each listed stockholder is c/o Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

(2)
BlackRock, Inc. ("BlackRock") is the beneficial owner of 6,769,897 shares of common stock. BlackRock has sole voting power with respect to 6,618,718 shares of common stock, and sole dispositive power with respect to 6,769,897 shares of common stock. The data regarding the stock ownership of BlackRock is as of December 31, 2019 from the Schedule 13G/A filed by BlackRock on February 4, 2020.

(3)
The Vanguard Group, Inc. ("Vanguard") is the beneficial owner of 4,475,579 shares of common stock. Vanguard has sole voting power with respect to 87,524 shares of common stock, shared voting power with respect to 6,378 shares of common stock, sole dispositive power with respect to 4,387,303 shares of common stock and shared dispositive power with respect to 88,276 shares of common stock. The data regarding the stock ownership of Vanguard is as of December 31, 2019 from the Schedule 13G/A filed by Vanguard on February 12, 2020.

(4)
Wellington Management Group LLP ("Wellington"), together with certain of its subsidiaries, is the beneficial owner of 3,763,727 shares of common stock. Wellington has shared voting power with respect to 3,413,223 shares of common stock, and shared dispositive power with respect to 3,763,727 shares of common stock. The data regarding the stock ownership of Wellington is as of December 31, 2019 from the Schedule 13G filed by Wellington on January 27, 2020.

(5)
Includes shares of common stock which certain executive officers and directors of the Company have the right to acquire within 60 days after March 4, 2020 pursuant to the exercise of stock options as follows: Ms. Bauer, 19,329 shares; Mr. Lipps, 306,490 shares; Mr. Moore, 25,951 shares; Mr. Parrish, 25,278 shares; Mr. Smith, 17,862 shares; Mr. Kuipers, 22,435 shares; Mr. Seidelmann, 24,443 shares; Mr. Ngo, 104,151 shares; Mr. Johnston, 37,453 shares; and all current executive officers and directors as a group, 583,392 shares.

(6)
Includes 36,907 shares held directly by Mr. Lipps; 284,409 shares held in trust by The Lipps Revocable Trust, for which Mr. Lipps and his wife are trustees with shared voting and investment power; and 8,051 shares held in various trusts for the benefit of Mr. Lipps's children, for which Mr. Lipps is trustee.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company submits all applicable Section 16(a) filing requirements on behalf of its executive officers and directors. To the Company's knowledge, based on the reports filed by the Company, copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except for (i) one Form 4 filing for Randall A. Lipps, the Company's President and CEO, reporting a sale of shares pursuant to a Rule 10b5-1 trading plan, which was filed late due to an administrative error, and (ii) one Form 4 filing for Robin G. Seim, a director, reporting a grant of restricted shares, which was filed late due to an administrative error.

AUDIT MATTERS

PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since fiscal year 2014.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 by Deloitte.

	Fiscal Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees	$2,543	$2,580
Audit-Related Fees	60	240
Tax Fees	342	498
All Other Fees	2	2

Total Fees	$2,947	$3,320

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Annual Report on Form 10-K and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consultations with the Company's management as to the accounting treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other standard-setting bodies, and other services that are normally provided by the Company's independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services associated with SEC registration statements and other documents filed with the SEC.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning outside of the audit of the income tax accounts.

        All Other Fees.    Consists of fees billed for subscriptions to an on-line accounting and financial reporting research assistance service.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Deloitte was compatible with maintaining their independence.

        In 2019, the Audit Committee pre-approved the fees set forth on the previous page in their entirety.

Required Vote and Recommendation of the Board of Directors

        Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 3 and will have the same effect as "Against" votes. Broker non-votes will have no effect on the outcome of the vote.

        The Board believes that approval of Proposal No. 3 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 3.

 ADDITIONAL INFORMATION

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please (1) notify your broker, (2) direct your written request to Investor Relations, Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043 or (3) contact Omnicell's Investor Relations department at (650) 251-6100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

April 9, 2020

        A copy of the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019 is available without charge upon written request to: Omnicell, Inc., Attn: Corporate Secretary, 590 E. Middlefield Road, Mountain View, California 94043.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on May 25, 2020. Online Go to www.investorvote.com/omcl or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/omcl Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q FOR Proposals Nos. 2 and 3 below. + 1. Proposal to elect Class I Directors to hold office until the 2023 Annual Meeting of Stockholders: For Against Abstain For Against Abstain For Against Abstain 01 - Joanne B. Bauer 02 - Robin G. Seim 03 - Sara J. White For Against Abstain For Against Abstain 2. Say on Pay – An advisory vote to approve named executive officer compensation. 3. Proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 038EBB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 below and Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Randall A. Lipps and Dan S. Johnston, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of Omnicell, Inc. (“the Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 26, 2020, or any adjournments thereof upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NOS. 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Change of Address — Please print new address below. + C Non-Voting Items Proxy — Omnicell, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/omcl